Exhibit 10
                                  ------------



                                         Agreement Number:
                                                           --------------------









                                    AGREEMENT

                                     between

                             FISERV SOLUTIONS, INC.
                                255 Fiserv Drive
                            Brookfield, WI 53045-5815

                                       and

                         Premier Financial Bancorp, Inc.
                            Huntington, West Virginia








                                 September, 2004

AGREEMENT dated as of December 20, 2004 ("Agreement") between FISERV SOLUTIONS, INC., a Wisconsin corporation ("Fiserv"), and Premier Financial Bancorp, Inc., a West Virginia Financial Institution ("Client").
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      Fiserv and Client hereby agree as follows:

      1. Term. The initial term of this Agreement shall be 63 Months and, unless written notice of non-renewal is provided by either party at least 180 days prior to expiration of the initial term or any renewal term, this Agreement shall automatically renew for a renewal term of 5 years. This Agreement shall commence on the earliest of the day Fiserv Services (as defined below) are first used by Client or April 15, 2005.

      2. Services. (a) Services Generally. Fiserv, itself and through its affiliates, agrees to provide Client, and Client agrees to obtain from Fiserv services ("Services") and products ("Products") (collectively, "Fiserv Services") described in the attached Exhibits:

      Exhibit A - Account Processing Services
      Exhibit B -  Item Processing Services
      Exhibit H - Additional Services (Disaster Recovery)
      Exhibit O - Internet Banking Services

      The Exhibits set forth specific terms and conditions applicable to the Services and/or Products, and, where applicable, the Fiserv affiliate so performing. Client may select additional services and products from time to time by incorporating an appropriate Exhibit to this Agreement.

     (b) Conversion Services. Fiserv will convert Client's existing applicable data and/or information to the Fiserv Services. Those activities designed to transfer the processing from Client's present servicer to the Fiserv Services are referred to as "Conversion Services". Client agrees to cooperate with Fiserv in connection with Fiserv's provision of Conversion Services and to provide all necessary information and assistance to facilitate the conversion. Client is responsible for all out-of-pocket expenses associated with the Conversion Services. Fiserv will provide Conversion Services as required in connection with Fiserv Services.

     (c) Training Services. Fiserv shall provide training, training aids, user manuals, and other documentation for Client's use as Fiserv finds necessary to enable Client personnel to become familiar with Fiserv Services. If requested by Client, classroom training in the use and operation of Fiserv Services will be provided at a training facility designated by Fiserv. All such training aids and manuals remain Fiserv's property.

      3. Fees for Fiserv Services. (a) General. Client agrees to pay Fiserv:

      (i) estimated fees for Fiserv Services for the following month as specified in the Exhibits;
      (ii) estimated out-of-pocket charges for the following month payable by Fiserv for the account of Client; and
      (iii) estimated Taxes (as defined below) thereon (collectively, "Estimated Fees").

Fiserv shall timely reconcile Estimated Fees paid by Client for the Fiserv Services for the month and the fees and charges actually due Fiserv based on Client's actual use of Fiserv Services for such month. Fiserv shall either issue a credit to Client or provide Client with an invoice for any additional fees or other charges owed. Fiserv may change the amount of Estimated Fees billed to reflect appropriate changes in actual use of Fiserv Services. Estimated Fees may be increased from time to time as set forth in the Exhibits. Upon notification to and acceptance by Client, Fiserv may increase its fees in excess of amounts listed in the Exhibits in the event that Fiserv implements major system enhancements to comply with changes in law, government regulation, or industry practices.

      (b) Additional Charges. Fees for out-of-pocket expenses, such as telephone, microfiche, courier, and other charges incurred by Fiserv for goods or services obtained by Fiserv on Client's behalf shall be billed to Client at cost plus the applicable Fiserv administrative fee. Such out-of-pocket expenses may be changed from time to time upon notification of a fee change from a vendor/provider.

      (c) Taxes. Fiserv shall add to each invoice any sales, use, excise, value added, and other taxes and duties however designated that are levied by any taxing authority relating to the Fiserv Services ("Taxes"). In no event shall "Taxes" include taxes based upon the net income of Fiserv.

      (d) Exclusions. The Estimated Fees do not include, and Client shall be responsible for, furnishing transportation or transmission of information between Fiserv's service center(s), Client's site(s), and any applicable clearing house, regulatory agency, or Federal Reserve Bank.

      (e) Payment Terms. Estimated Fees are due and payable monthly upon receipt of invoice. Client shall pay Fiserv through the Automated Clearing House. In the event any amounts due remain unpaid beyond the 30th day after payment is due, Client shall pay a late charge of 1.5% per month. Client agrees that it shall neither make nor assert any right of deduction or set-off from Estimated Fees on invoices submitted by Fiserv for Fiserv Services.

      4. Access to Fiserv Services. (a) Procedures. Client agrees to comply with applicable regulatory requirements and procedures for use of Services established by Fiserv.

      (b) Changes. Fiserv continually reviews and modifies Fiserv systems used in the delivery of Services (the "Fiserv System") to improve service and comply with government regulations, if any, applicable to the data and information utilized in providing Services. Fiserv reserves the right to make changes in Services, including but not limited to operating procedures, type of equipment or software resident at, and the location of Fiserv's service center(s). Fiserv will notify Client of any material change that affects Client's normal operating procedures, reporting, or service costs prior to implementation of such change.

      (c) Communications Lines. Fiserv shall order the installation of appropriate communication lines and equipment to facilitate Client's access to Services. Client understands and agrees to pay charges relating to the installation and use of such lines and equipment as set forth in the Exhibits.

      (d) Terminals and Related Equipment. Client shall obtain necessary and sufficient terminals and other equipment, approved by Fiserv and compatible with the Fiserv System, to transmit and receive data and information between Client's location(s), Fiserv's service center(s), and/or other necessary location(s). Fiserv and Client may mutually agree to change the type(s) of terminal and equipment used by Client.

      5. Client Obligations. (a) Input. Client shall be solely responsible for the input, transmission, or delivery to and from Fiserv of all information and data required by Fiserv to perform Services unless Client has retained Fiserv to handle such responsibilities, as specifically set forth in the Exhibits. The information and data shall be provided in a format and manner approved by Fiserv. Client will provide at its own expense or procure from Fiserv all equipment, computer software, communication lines, and interface devices required to access the Fiserv System. If Client has elected to provide such items itself, Fiserv shall provide Client with a list of compatible equipment and software; Client agrees to pay Fiserv's standard fee for recertification of the Fiserv System resulting therefrom.

     (b) Client Personnel. Client shall designate appropriate Client personnel for training in the use of the Fiserv System, shall supply Fiserv with reasonable access to Client's site during normal business hours for Conversion Services and shall cooperate with Fiserv personnel in their performance of Services, including Conversion Services.

     (c) Use of Fiserv System. Client shall (i) comply with any operating instructions on the use of the Fiserv System provided by Fiserv; (ii) review all reports furnished by Fiserv for accuracy; and (iii) work with Fiserv to reconcile any out of balance conditions. Client shall determine and be responsible for the authenticity and accuracy of all information and data submitted to Fiserv.

     (d) Client's Systems. Client shall be responsible for ensuring that its systems are Year 2000 compliant and capable of passing and/or accepting date formats from and/or to the Fiserv System.

      6. Ownership and Confidentiality. (a) Definition.

      (i) Client Information. "Client Information" means: (A) confidential plans, customer lists, information, and other proprietary material of Client that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to Fiserv); and (B) any information and data concerning the business and financial records of Client's customers prepared by or for Fiserv, or used in any way by Fiserv in connection with the provision of Fiserv Services (whether or not any such information is marked with a restrictive legend).

      (ii) Fiserv Information. "Fiserv Information" means: (A) confidential plans, information, research, development, trade secrets, business affairs (including that of any Fiserv client, supplier, or affiliate), and other proprietary material of Fiserv that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to Client); and (B) Fiserv's proprietary computer programs, including custom software modifications, software documentation and training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein (whether or not any such information is marked with a restrictive legend).

      (iii) Information. "Information" means Client Information and Fiserv Information. No obligation of confidentiality applies to any Information that the receiving party ("Recipient") (A) already possesses without obligation of confidentiality; (B) develops independently; or (C) rightfully receives without obligation of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

     (b) Obligations. Recipient agrees to hold as confidential all Information it receives from the disclosing party ("Discloser"). All Information shall remain the property of Discloser or its suppliers and licensors. Information will be returned to Discloser at the termination or expiration of this Agreement. Fiserv specifically agrees that it will not use any non-public personal information about Client's customers in any manner prohibited by Title V of the Gramm-Leach-Bliley Act. Recipient will use the same care and discretion to avoid disclosure of Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care. Recipient may only use Information in accordance with the purpose of this Agreement. Recipient may disclose Information to (i) employees and employees of affiliates who have a need to know; and (ii) any other party with Discloser's written consent. Before disclosure to any of the above parties, Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement. Recipient may disclose Information to the extent required by law. However, Recipient agrees to give Discloser prompt notice so that it may seek a protective order. The provisions of this sub-section survive any termination or expiration of this Agreement.

     (c) Residuals. Nothing contained in this Agreement shall restrict Recipient from the use of any ideas, concepts, know-how, or techniques contained in Information that are related to Recipient's business activities ("Residuals"), provided that in so doing, Recipient does not breach its obligations under this Section. However, this does not give Recipient the right to disclose the Residuals except as set forth elsewhere in this Agreement.

     (d) Fiserv System. The Fiserv System contains information and computer software that are proprietary and confidential information of Fiserv, its suppliers, and licensors. Client agrees not to attempt to circumvent the devices employed by Fiserv to prevent unauthorized access to the Fiserv System, including, but not limited to, alterations, decompiling, disassembling, modifications, and reverse engineering thereof.

     (e) Information Security. Fiserv shall implement and maintain appropriate measures designed to meet the objectives of the guidelines establishing standards for safeguarding non-public Client customer information as adopted by any federal regulatory agencies having jurisdiction over Client's affairs.

     (f) Confidentiality of this Agreement. Fiserv and Client agree to keep confidential the prices, terms and conditions of this Agreement, without disclosure to third parties.

     7. Regulatory Agencies, Regulations and Legal Requirements. (a) Client Files. Records maintained and produced for Client ("Client Files") may be subject to examination by such Federal, State, or other governmental regulatory agencies as may have jurisdiction over Client's business to the same extent as such records would be subject if maintained by Client on its own premises. Client agrees that Fiserv is authorized to give all reports, summaries, or information contained in or derived from the data or information in Fiserv's possession relating to Client when formally requested to do so by an authorized regulatory or government agency.

     (b) Compliance with Regulatory Requirements. Client agrees to comply with applicable regulatory and legal requirements, including without limitation:

      (i) submitting a copy of this Agreement to the appropriate regulatory agencies prior to the date Services commence;
      (ii) providing adequate notice to the appropriate regulatory agencies of the termination of this Agreement or any material changes in Services;
      (iii) retaining records of its accounts as required by regulatory authorities;
      (iv) obtaining and maintaining, at its own expense, any Fidelity Bond required by any regulatory or governmental agency; and
      (v) maintaining, at its own expense, such casualty and business interruption insurance coverage for loss of records from fire, disaster, or other causes, and taking such precautions regarding the same, as may be required by regulatory authorities.

      8. Warranties. (a) Fiserv Warranties. Fiserv represents and warrants that:

      (i)(A) Services will conform to the specifications set forth in the Exhibits; (B) Fiserv will perform Client's work accurately provided that Client supplies accurate data and information, and follows the procedures described in all Fiserv documentation, notices, and advices; (C) Fiserv personnel will exercise due care in provision of Services; (D) the Fiserv System will comply in all material respects with all applicable Federal and State regulations governing Services; and (E) the Fiserv System is or will be Year 2000 compliant. In the event of an error or other default caused by Fiserv personnel, systems, or equipment, Fiserv shall correct the data or information and/or reprocess the affected item or report at no additional cost to Client. Client agrees to supply Fiserv with a written request for correction of the error within 7 days after Client's receipt of the work containing the error. Work reprocessed due to errors in data supplied by Client, on Client's behalf by a third party, or by Client's failure to follow procedures set forth by Fiserv shall be billed to Client at Fiserv's then current time and material rates; and
      (ii) it owns or has a license to furnish all equipment or software comprising the Fiserv System. Fiserv shall indemnify Client and hold it harmless against any claim or action that alleges that the Fiserv
      System use infringes a United States patent, copyright, or other proprietary right of a third party. Client agrees to notify Fiserv promptly of any such claim and grants Fiserv the sole right to control the defense and disposition of all such claims. Client shall provide Fiserv with reasonable cooperation and assistance in the defense of any such claim.

THE WARRANTIES STATED ABOVE ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY FISERV. FISERV DOES NOT MAKE, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF FISERV FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF FISERV SERVICES.

     (b) Client Warranties. Client represents and warrants that: (A) no contractual obligations exist that would prevent Client from entering into this Agreement; (B) it has complied with all applicable regulatory requirements; and
(C) Client has requisite authority to execute, deliver, and perform this Agreement. Client shall indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of (X) the use by Client of the Fiserv System in a manner other than that provided in this Agreement; and (Y) any and all claims by third parties through Client arising out of the performance and non-performance of Fiserv Services by Fiserv, provided that the indemnity listed in clause (Y) hereof shall not preclude Client's recovery of direct damages pursuant to the terms and subject to the limitations of this Agreement.

     9. Limitation of Liability. (a) General. IN NO EVENT SHALL FISERV BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING FROM CLIENT'S USE OF FISERV SERVICES, OR FISERV'S SUPPLY OF EQUIPMENT OR SOFTWARE, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT. CLIENT MAY NOT ASSERT ANY CLAIM AGAINST FISERV MORE THAN 2 YEARS AFTER SUCH CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR ANY AND ALL CAUSES OF ACTION RELATING TO SERVICES SHALL BE LIMITED TO THE TOTAL FEES PAID BY CLIENT TO FISERV FOR SERVICES RESULTING IN SUCH LIABILITY IN THE 2 MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR A DEFAULT RELATING TO EQUIPMENT OR SOFTWARE SHALL BE LIMITED TO THE AMOUNT PAID BY CLIENT FOR THE EQUIPMENT OR SOFTWARE.

     (b) Lost Records. If Client's records or other data submitted for processing are lost or damaged as a result of any failure by Fiserv, its employees, or agents to exercise reasonable care to prevent such loss or damage, Fiserv's liability on account of such loss or damages shall not exceed the reasonable cost of reproducing such records or data from exact duplicates thereof in Client's possession.

     10. Disaster Recovery. (a) General. Fiserv maintains a disaster recovery plan ("Disaster Recovery Plan") for each Service. A "Disaster" shall mean any unplanned interruption of the operations of or inaccessibility to Fiserv's service center in which Fiserv, using reasonable judgment, requires relocation of processing to a recovery location. Fiserv shall notify Client as soon as possible after Fiserv deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard services to a recovery location as expeditiously as possible and shall coordinate the cut-over to back-up telecommunication facilities with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent adequate capacity exists at the recovery location and only after stabilizing the provision of base services.

     (b) Communications. Fiserv shall work with Client to establish a plan for alternative communications in the event of a Disaster.

     (c) Disaster Recovery Test. Fiserv shall test the Disaster Recovery Plan periodically. Client agrees to participate in and assist Fiserv with such test, if requested by Fiserv. Upon Client request, test results will be made available to Client's management, regulators, auditors, and insurance underwriters.

     (d) Client Plans. Fiserv agrees to release information necessary to allow Client's development of a disaster recovery plan that operates in concert with the Disaster Recovery Plan.

     (e) No Warranty. Client understands and agrees that the Disaster Recovery Plan is designed to minimize, but not eliminate, risks associated with a Disaster affecting Fiserv's service center(s). Fiserv does not warrant that Fiserv Services will be uninterrupted or error free in the event of a Disaster; no performance standards shall be applicable for the duration of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance necessary for Client's protection.

     11. Termination. (a) Material Breach. Except as provided elsewhere in this
Section 11, either party may terminate this Agreement in the event of a material breach by the other party not cured within 90 days following written notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

     (b) Failure to Pay. In the event any invoice remains unpaid by Client 30 days after due, or Client deconverts any data or information from the Fiserv System without prior written consent of Fiserv, Fiserv, at its sole option, may terminate this Agreement and/or Client's access to and use of Fiserv Services. Any invoice submitted by Fiserv shall be deemed correct unless Client provides written notice to Fiserv within 15 days of the invoice date specifying the nature of the disagreement.

     (c) Remedies. Remedies contained in this Section 11 are cumulative and are in addition to the other rights and remedies available to Fiserv under this Agreement, by law or otherwise.

      (d) Defaults. If Client:

      (i) defaults in the payment of any sum of money due;
      (ii) breaches this Agreement in any material respect or otherwise defaults in any material respect in the performance of any of its obligations; or
      (iii) commits an act of bankruptcy or becomes the subject of any proceeding under the Bankruptcy Code or becomes insolvent or if any substantial part of Client's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency;

then, in any such event, Fiserv may, upon written notice, terminate this Agreement and be entitled to recover from Client as liquidated damages an amount equal to the present value of all payments remaining to be made hereunder for the remainder of the initial term or any renewal term of this Agreement. For purposes of the preceding sentence, present value shall be computed using the "prime" rate (as published in The Wall Street Journal) in effect at the date of termination and "all payments remaining to be made" shall be calculated based on the average bills for the 3 months immediately preceding the date of termination. Client agrees to reimburse Fiserv for any expenses Fiserv may incur, including reasonable attorneys' fees, in taking any of the foregoing actions. In the event of a material breach by Fiserv, client may terminate this agreement without liability for any liquidated damages or termination fees otherwise provided for in Section 11

     (e) Convenience. Client may terminate this Agreement during any term by paying a termination fee based on the remaining unused term of this Agreement, the amount to be determined by multiplying Client's largest monthly invoice for each Fiserv Service received by Client during the term (or if no monthly invoice has been received, the sum of the estimated monthly billing for each Fiserv Service to be received hereunder) by 50% times the remaining months of the term, plus any unamortized conversion fees or third party costs existing on Fiserv's books on the date of termination. Client understands and agrees that Fiserv losses incurred as a result of early termination of the Agreement would be difficult or impossible to calculate as of the effective date of termination since they will vary based on, among other things, the number of clients using the Fiserv System on the date the Agreement terminates. Accordingly, the amount set forth in the first sentence of this subsection represents Client's agreement to pay and Fiserv's agreement to accept as liquidated damages (and not as a penalty) such amount for any such Client termination.
      (i) written notice must be given 12 months in advance, specifying the termination date.

     (f) Merger. In the event of a merger between Client and another organization in which Client is not the surviving organization and where the other organization was not previously a user of Fiserv services similar to the Services, Fiserv will allow an early termination of this Agreement upon the following terms and conditions:

      (i) written notice must be given 12 months in advance, specifying the termination date;
      (ii) Fiserv may specify a deconversion date based on its previous commitments and work loads; and ( iii) Fiserv may charge a termination fee in accordance with subsection (e) above.
      (iv) Notwithstanding the foregoing, should Client acquire or merge with another Fiserv Client utilizing similar services, and Client is the surviving organization, or should Client be acquired by or merged into another Fiserv Client utilizing similar services and Client is not the surviving organization, Fiserv will allow a conversion to the successor or surviving organization's system without paying any termination fee or other similar charge upon the following terms and conditions:
                  A. Written notice must be given three (3) months in advance, specifying the termination date;
                  B. Fiserv may specify a deconversion date based on its previous commitments and work loads; and
                  C. The value of the surviving organization's Fiserv agreement is greater than or equal to the combined value of each organization's individual agreements, as of the termination date. Where the value of the surviving organization's agreement does not exceed combined value of both agreements, the surviving organization shall extend its agreement term to equal targeted value.

      (g) Return of Data Files. Upon expiration or termination of this Agreement, Fiserv shall furnish to Client such copies of Client Files as Client may request in Fiserv's standard machine readable format along with such information and assistance as is reasonable and customary to enable Client to deconvert from the Fiserv System, provided, however, that Client consents and agrees and authorizes Fiserv to retain Client Files until (i) Fiserv is paid in full for (A) all Services provided through the date such Client Files are returned to Client; and (B) any and all other amounts that are due or will become due under this Agreement; (ii) Fiserv is paid its then standard rates for the services necessary to return such Client Files; (iii) if this Agreement is being terminated, Fiserv is paid any applicable termination fee pursuant to subsection (d), (e), or (f) above; and (iv) Client has returned to Fiserv all Fiserv Information. Unless directed by Client in writing to the contrary, Fiserv shall be permitted to destroy Client Files any time after 30 days from the final use of Client Files for processing.

      (h) Miscellaneous. Client understands and agrees that Client is responsible for the deinstallation and return shipping of any Fiserv-owned equipment located on Client's premises.

      12. Arbitration. (a) General. Except with respect to disputes arising from a misappropriation or misuse of either party's proprietary rights, any dispute or controversy arising out of this Agreement, or its interpretation, shall be submitted to and resolved exclusively by arbitration under the rules then prevailing of the American Arbitration Association, upon written notice of demand for arbitration by the party seeking arbitration, setting forth the specifics of the matter in controversy or the claim being made. The arbitration shall be heard before an arbitrator mutually agreeable to the parties; provided, that if the parties cannot agree on the choice of arbitrator within 10 days after the first party seeking arbitration has given written notice, then the arbitration shall be heard by three arbitrators, one chosen by each party, and the third chosen by those two arbitrators. The arbitrators will be selected from a panel of persons having experience with and knowledge of information technology and at least one of the arbitrators selected will be an attorney. A hearing on the merits of all claims for which arbitration is sought by either party shall be commenced not later than 60 days from the date demand for arbitration is made by the first party seeking arbitration. The arbitrator(s) must render a decision within 10 days after the conclusion of such hearing. Any award in such arbitration shall be final and binding upon the parties and the judgment thereon may be entered in any court of competent jurisdiction.

       (b) Applicable Law. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16. The arbitrators shall apply the substantive law of the State of Wisconsin, without reference to provisions relating to conflict of laws. The arbitrators shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement, nor to rule upon or grant any extension, renewal, or continuance of this Agreement. The arbitrators shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding.

     (c) Situs. If arbitration is required to resolve any disputes between the parties, the proceedings to resolve the first such dispute shall be held in Atlanta, Georgia, the proceedings to resolve the second such dispute shall be held in Huntington, West Virginia and the proceedings to resolve any subsequent disputes shall alternate between Atlanta, Georgia and Huntington, West Virginia.

      13. Insurance. Fiserv carries the following types of insurance policies:

      (i) Comprehensive General Liability in an amount not less than $1 million per occurrence for claims arising out of bodily injury and property damage;
      (ii) Commercial Crime covering employee dishonesty in an amount not less than $5 million;
      (iii) All-risk property coverage including Extra
      Expense and Business Income coverage; and (iv) Workers Compensation as mandated or allowed by the laws of the state in which Services are being performed, including $500,000 coverage for Employer's Liability.

     14. Audit. Fiserv employs an internal auditor responsible for ensuring the integrity of its processing environments and internal controls. In addition, Fiserv provides for periodic independent audits of its operations. Fiserv shall provide Client with a copy of the audit of the Fiserv service center providing Services within a reasonable time after its completion and shall charge each client a fee based on the pro rata cost of such audit. Fiserv shall also provide a copy of such audit to the appropriate regulatory agencies, if any, having jurisdiction over Fiserv's provision of Services.

     15. General. (a) Binding Agreement. This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest may be sold, assigned, transferred, pledged, or otherwise disposed of by Client, whether pursuant to change of control or otherwise, without Fiserv's prior written consent. Client agrees that Fiserv may subcontract any Services to be performed hereunder. Any such subcontractors shall be required to comply with all applicable terms and conditions.

     (b) Entire Agreement. This Agreement, including its Exhibits, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto. Modifications of this Agreement must be in writing and signed by duly authorized representatives of the parties. Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party not embodied herein. In the event any of the provisions of any Exhibit are in conflict with any of the provisions of this Agreement, the terms and provisions of this Agreement shall control unless the Exhibit in question expressly provides that its terms and provisions shall control.

     (c) Severability. If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

     (d) Governing Law. This Agreement will be governed by the substantive laws of the State of Wisconsin, without reference to provisions relating to conflict of laws. The United Nations Convention of Contracts for the International Sale of Goods shall not apply to this Agreement.

     (e) Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts reasonably beyond the control of that party.

     (f) Notices. Any written notice required or permitted to be given hereunder shall be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) confirmed facsimile; or (iii) nationally recognized courier service to the other party at the addresses listed on the cover page or to such other address or person as a party may designate in writing. All such notices shall be effective upon receipt.

     (g) No Waiver. The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.

     (h) Financial Statements. Fiserv shall provide Client and the appropriate regulatory agencies so requiring a copy of Fiserv, Inc.'s audited consolidated financial statements.

     (i) Prevailing Party. The prevailing party in any arbitration, suit, or action brought against the other party to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs, expenses, and attorneys' fees of bringing such arbitration, suit, or action.

     (j) Survival. All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

     (k) Exclusivity. Client agrees that Fiserv shall be the sole and exclusive provider of the services that are the subject matter of this Agreement. For purposes of the foregoing, the term "Client" shall include Client affiliates. During the term of this Agreement, Client agrees not to enter into an agreement with any other entity to provide these services (or similar services) without Fiserv's prior written consent. If Client acquires another entity, the exclusivity provided to Fiserv hereunder shall take effect with respect to such acquired entity as soon as practicable after termination of such acquired entity's previously existing arrangement for these services. If Client is acquired by another entity, the exclusivity provided to Fiserv hereunder shall apply with respect to the level or volume of these services provided immediately prior to the signing of the definitive acquisition agreement relating to such acquisition and shall continue with respect to the level or volume of these services until any termination or expiration of this Agreement.

     (l) Recruitment of Employees. Client agrees not to hire Fiserv's employees during the term of this Agreement and for a period of 6 months after any termination or expiration thereof, except with Fiserv's prior written consent.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date indicated below.

For Client:                               For Fiserv:

Premier Financial Bancorp, Inc.           Fiserv Solutions, Inc.


By: /s/ Robert W. Walker                  By: /s/ Don Phillips
   ---------------------------------         -----------------------------------

Name:  Robert W. Walker                   Name:   Don Phillips
     -------------------------------           ---------------------------------
Title: President                          Title:  President - Fiserv Atlanta
      ------------------------------            --------------------------------
Date:  December 2, 2004                   Date:   December 20, 2004
     -------------------------------           ---------------------------------

                                                                       Exhibit A
                           Account Processing Services

     Client agrees with Fiserv as follows:

     1. Services. Fiserv will provide Client the Account Processing Services ("Account Processing Services") specified in Exhibit A - 1.

     2. Fees. Client shall pay Fiserv fees and other charges for Account Processing Services specified in Exhibit A - 2.

     3. Responsibility for Accounts. Client shall be responsible for balancing its accounts each business day and notifying Fiserv immediately of any errors or discrepancies. Provided that Client immediately notifies Fiserv of any discrepancy in Client's accounts, Fiserv shall, at its expense, promptly recompute accounts affected by discrepancies solely caused by the Fiserv Systems or provide for another mutually agreeable resolution. Fiserv will use its commercially reasonable efforts to correct errors attributable to Client or Client's other third party servicers. Reconstruction of error conditions attributable to Client or to third parties acting on Client's behalf will be done at prevailing rates as set forth in Exhibit A - 2.

     4. Annual Histories. Fiserv currently maintains annual histories, where applicable, for its clients. These histories can be used to reconstruct Client Files in an emergency. However, in order to permit prompt and accurate reconstruction of accounts, Client agrees to retain at all times and make available to Fiserv upon request the most recent data printout(s) received from Fiserv, together with copies or other accurate and retrievable records of all transactions to be reflected on the next consecutive printout(s).

     5. Hours of Operation. Account Processing Services will be available for use by Client during standard Fiserv business hours, excluding holidays, as specified in Exhibit A - 3. Account Processing Services may be available during additional hours, during which time Client may use Services at its option and subject to additional charges.

     6. Protection of Data. (a) For the purpose of compliance with applicable government regulations, Fiserv has an operations backup center, for which Client agrees to pay the charges indicated in Exhibit A - 2. Copies of transaction files are maintained by Fiserv off premises in secured vaults.

      (b) Upon Client providing access to Client Files through Client's customers' personal computers or voice response system, Client agrees to indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of such access to Client Files or any Fiserv files (including the files of other Fiserv clients) or the Fiserv System or other Fiserv systems.

      7. Processing Priority. Fiserv does not subscribe to any processing priority; all users receive equal processing consideration.

      8. Forms and Supplies. Client assumes and will pay the charges for all customized forms, supplies, and delivery charges. Custom forms ordered through Fiserv will be subject to a 15% administrative fee for warehousing and inventory control. Forms ordered by Client and warehoused at Fiserv will be subject to the administrative fee set forth in Exhibit A - 2.

      9. Regulatory Supervision. By entering into this Agreement, Fiserv agrees that the Office of Thrift Supervision, FDIC, or other regulatory agencies having authority over Client's operations shall have the authority and responsibility provided to the regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867(C) relating to services performed by contract or otherwise.



         IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to the Agreement to be executed by their duly authorized representatives as of the date indicated below.


Premier Financial Bancorp, Inc.           Fiserv Solutions, Inc.


By: /s/ Robert W. Walker                  By: /s/ Don Phillips
   ---------------------------------         -----------------------------------

Name:  Robert W. Walker                   Name:   Don Phillips
     -------------------------------           ---------------------------------
Title: President                          Title:  President - Fiserv Atlanta
      ------------------------------            --------------------------------
Date:  December 2, 2004                   Date:   December 20, 2004
     -------------------------------           ---------------------------------

                                                                     Exhibit A-1

                           Account Processing Services


Fiserv will provide Client with the following Account Processing Services:

I. Services and/or functions to be performed by Fiserv:

         A. Maintain the necessary computer equipment in order to provide Client with complete electronic bookkeeping service for Deposit Accounts, Certificate Accounts, Loan Accounts, Central Information System, Account Analysis, ACH (Receiving), General Ledger, and On-Line Documentation five (5) days per week. The Information Technology, Inc. (ITI) Premier II Banking System will be used for Client's application processing.

         B. Provide necessary assistance to Client for the initial set-up to convert to the Fiserv system. Customer Service is provided by toll-free telephone as follows:

                  (1) Full Customer Service specialists for all applications, Monday through Friday - 8:00 a.m. to 5:00 p.m. (EST)
                  (2) Limited telephone coverage, Monday through Friday - 5:00 p.m. to 7:00 p.m. (EST)
                  (3) Emergency after hours Customer Service, via Beeper - 24 hours/day, 7 day/week

         C. Receive transmitted transaction data from Client at Fiserv by 7:00 p.m. (EST) daily or receive transaction input at a Fiserv center at mutually agreed time. If transaction data is not received by this appropriate time, assurance cannot be made for meeting the Client's scheduled needs the following day.

         D.       Reconcile Client's balancing totals.

         E. Exercise reasonable care in handling data submitted to Fiserv and hold all information received by Fiserv in strictest confidence.

         F. Calculate and provide figures for the daily accrual of interest earned, late charges due, and service charges.

         G. Transmit selected reports to Client's remote print facility or Fiserv facility for printing.



II. Services, functions and requirements to be performed by Client for participation in this agreement:

         A. Purchase/lease all equipment required in the bank to utilize the services provided by Fiserv.

         B. Provide transmitted data to Fiserv's Computer Center daily by 7:00 p.m. EST, or provide input data to a Fiserv center by mutually agreed times, records containing the necessary information to process the applications.

         C. Provide information on new accounts, change of address, changes of title and status change through the on-line data entry system.

         D. Repair and re-enter for reprocessing all rejected items, handle return items and reconcile controls.

         E. Verify signatures and stop payments, cancel and file checks, microfilm, assemble and mail statements, handle return items and reconcile controls.

         F. Balance work daily to General Ledger Controls, verify new and re-issued coupon books, and mail notices.

         G.       Print and distribute reports selected by Client.

         H. Provide necessary transportation and Content Insurance coverage To and From Fiserv facility.


III. Fiserv will provide the following ancillary support services included in the monthly processing fee.

         Refer to Ancillary Module Current Fees Schedule, Exhibit A-5.

                                                                     Exhibit A-2

                           Account Processing Services

Fiserv will provide Client with the following Account Processing Services at the fees and prices indicated:

I. Fees to be paid monthly by Client to Fiserv for performance of the services outlined in Section I:

      A.   Monthly Processing Fees
           The Client will be charged a monthly fee per account (Deposit, Loan).

      B.   Loan Coupon Books*                          Each (Postage Additional)

      C.   Furnished by Client*

           Postage/Courier Fees
           Telephone Lines
           Modems and Annual Modem Maintenance
           In-Bank Terminal Equipment/Software
           In-Bank Equipment/Software Maintenance

      D.   Conversion/Installation Fees

           Client will be charged a flat fee to convert to Fiserv Atlanta ITI services, Telebanc, Premier eCOM, ATM Positive Balance File, Depcon Software, Service Bureau Director, and Prime. Client will be responsible for applicable travel and related expenses.

      E.   Supplies

           All forms necessary to the daily operations of Fiserv's System can be purchased through Fiserv at prices quoted at the time of purchase.

      F.   Miscellaneous Services

           XXXX Smart Reports will be provided and included in Base Monthly Processing Fee. Additional services provided per Exhibit A-4.

      G.   Platform/Teller Interfaces


      H.   ATM/EFT Service

           Installation Fees:
              One-Time Charge
              Per ATM Connect Fee
              Per Network
              Surcharge Set-Up
              Surcharge Set-Up Per ATM
              Communication Install Fee

           Monthly Charges
              ATM Base Fee
              Network Support per Network
              Card Base Record

              Per ATM Connect Fee
              Per ATM 7 X 24 Monitoring Fee
              Communication Line Cost

           Per Transaction Fees
              ON/US Transaction Fees
              Foreign Transaction Fees
              Surcharge Transaction Fees

           ATM Cards
              Plastic Stock
              New Card Order
              PIN Mailer
              Postage

           Non-Atlanta Host Authorization
              One-Time Set-Up
              Monthly Charge

           Positive Balance File (PBF)
              One-Time Set-Up
              Monthly Charge

              Communications Charges

           Visa Debit Processing


      I.   End of Year Processing

           Per fee schedule published annually.

      J.   On-Line Terminal Support


      K.   Special Processing

      L.   Programming/Consulting

      M.   On-Site Support/Training

      N.   Deconversion Fees

           File formats and magnetic tapes in Fiserv format will be provided to designated processor as requested in writing providing the Client has no outstanding payments to Fiserv. Charges for the creation and delivery of these files will be computer run time or per application per request, whichever is greater. All consulting interpretation and computer time required for the deconversion will be billed at per hour current rates.

      O.   Charges for Services

           All processing fees defined may be changed annually after the first anniversary of this Agreement. Each change shall be limited to the greater of five percent (5%) or the change in the U.S. Department of Labor, Consumer Price Index for the twelve (12) month period preceding the anniversary date.

      P.   Fiserv Atlanta Account Processing Flex-Credit

           Elimination of any standard services proposed or substantial reduction in actual accounts converted could result in a reduction of the total credit. This credit is not applicable to the billings for third party services billed to Fiserv, or out-of-pocket expenses incurred by Fiserv on behalf of Premier Financial Bancorp, Inc., i.e., data communications costs, travel expenses for Fiserv personnel for on-site training. In the event that the contract is terminated early as outlined in Section 11, in addition to the liquidated damages and/or termination fees outlined in Section 11, Fiserv will be compensated for the Flex-Credit received by the Client in accordance with the following schedule: Years one (1) and two (2) one hundred (100%) percent; Year three (3) Sixty (60%) percent; Year four
           (4) forty (40%) percent; Year five (5) twenty (20%) percent.

      Q.   Conversion / Merger

           The fee to convert an acquired branch or an acquired bank, or to merge an institution will be limited to the following:

           0 - 25,000 Accounts
           25,001+ Accounts

           Fees for ancillary ITI modules and Fiserv services will be billed at the then current rates.

      R.   Divestiture of Holding Company Bank

           Fiserv will allow xxx Bank(s) to be sold by Premier Financial Bancorp, Inc. to a third-party within the initial 12 months of this Agreement, Not withstanding Section 11 (e) of the Master Agreement, termination for shall be . Notification of plan to deconvert must be provided within the initial 12 months of the Agreement. Additionally, Fiserv will provide deconversion services in accordance with Section N in Exhibit A-2. Standard deconversion and termination fees will apply to all banks sold between month 13 - 63 of this Agreement.

      S.   Charter Merger of Client Organizations

           At the Client's request, Fiserv Atlanta will merge Holding
           Company Institutions into a single organization. Fiserv Atlanta will merge the databases, integrate products, and scan for duplicate portfolio numbers. In addition, Fiserv Atlanta will license the ITI Institution Merge Module on the Client's behalf. The fee for this service will be plus any applicable travel and related expenses.

      T.   Fiserv Atlanta Miscellaneous Technology Credit

           Client will receive a credit per month during the initial term of the Agreement against monthly processing fees paid for the services contracted in Exhibit A-2, A-3, A-5, and O. Upon conversion to Fiserv Services a base line number of accounts (deposit / Loan) will be determined. On each January during the term of the agreement the Fiserv Atlanta Miscellaneous Technology Credit will be increased or decreased by the same percentage as the growth or decline in account (deposit / loan) volume.

* All third party fees are subject to change without notice.

                                                                     Exhibit A-3


                               Hours of Operation

         The Fiserv Account Processing Center will be in operation for On-Line Accounting Processing Services in accordance with the following:

                  Monday                    8:00 A.M. - 7:00 P.M.
                  Tuesday                   8:00 A.M. - 7:00 P.M.
                  Wednesday                 8:00 A.M. - 7:00 P.M.
                  Thursday                  8:00 A.M. - 7:00 P.M.
                  Friday                    8:00 A.M. - 7:00 P.M.
                  Saturday                  8:00 A.M. - 4:00 P.M.

         All times stated are in accordance with prevailing local times for the Fiserv Account Processing Center. The Fiserv Account Processing Center will observe national holidays, and will be closed for on-line operations.

PAPERLESS ITEM MODULE (PIM) SERVICES

Fiserv will provide PIM Services per the fees outlined below:


        ACH Formatted File Input Service
                  Implementation Fee

                  Per Input Formatted File




        ACH Origination Service
                  Implementation Fee
                  Per Monthly Fee


Miscellaneous Service Fees subject to change.

                                                                     Exhibit A-5

                                ANCILLARY MODULES


                                                      One-Time
Description                                              Fee        Monthly Fee


General Ledger Accounting System

General Ledger Accounting System with
  Cost Center Accounting

Asset Liability Management System

Bond Account System

Check Reconciliation

Fixed Asset System

Stockholder Accounting System

Accounts Payable System

Loan Custodial Module

Automated Collateral Insurance Reporting Module

Automated Credit Reporting Module

Delinquent Child Support Module

Holding Company Reporting Module

Federal Call Reporting Module

Safe Deposit Box Accounting System

On-Line Loan Collection Module

OFAC Reporting Module

Telebanc

EIM Decision Plan

Director (Enterprise License)
COLD Only

Director Document Imaging

Signature Management Module

Prime Data Warehousing
Workstation Software Per Separate Quote
   Third Party Training Additional

PWTeller / EZ Teller / PLUS Teller / PII Teller

PII Platform (Deposit)

Platform Transfer CFI Loan/CFI Deposit/Bankers System
Deposit/Bankers System Loan/Formation Technologies Loan/
EZ Lender


Ancillary Module One-Time Fees and Monthly Fees subject to change. Implementation travel and related expenses additional.

                                                                    Exhibit A-6

                                   EXHIBIT A-6
                                     TABLE I

                              PERFORMANCE STANDARDS

---------------------------- -------------------------- ---------- ------------------------- -------------------------
Schedule Availability        Critical                   Wt.        Minimum Service Level     Performance Standard
                             Application
---------------------------- -------------------------- ---------- ------------------------- -------------------------
07:00-19:00  M-F             Online Uptime                  5      98%                       99.7%
07:00-16:00  Sat.            All Applications
                             (Within 15 Minutes)
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
07:00-19:00  M-F             Online Uptime                 20      98%                       99.7%
07:00-16:00  Sat.            All Applications
                             (Exceeding 15 Minutes)
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
07:00-19:00  M-F             Online Response                5      3 Seconds                 1.5 Seconds
07:00-16:00  Sat.            Time Backoffice                       **
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
07:00-19:00  M-F             Online Response               10      5 Seconds                 3 Seconds
07:00-16:00  Sat.            Time Platform                         **
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
07:00-19:00  M-F             Online Response               10      3 Seconds                 1.5 Seconds
07:00-16:00  Sat.            Time Teller                           **
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
7:30 T-Sat                   Batch Reports*                 5      98%                       99.7%
                             Remote Print
---------------------------- -------------------------- ---------- ------------------------- -------------------------
---------------------------- -------------------------- ---------- ------------------------- -------------------------
7:30 T-Sat                   Optical Reports                5      98%                       99.7%
---------------------------- -------------------------- ---------- ------------------------- -------------------------

Definitions:

Uptime: The specified hour in which the Critical Application is actually available for use by End Users.

Response Time: The Time that is measured by stopwatch between the instant and End User transmits data (hits the Enter key) and the time the same End User receives a response at the originating workstation.

Minimum Service Level:              The lowest level of service which is
                                    maintained during any month before penalties are assessed.

Performance Standard:               The expected level of service to be
                                    maintained in any month.




*      Excludes SMART Reports, Special Requests and Statements
**     Provided Client Has Sufficient Capacity at Client Locations

                                   EXHIBIT A-6
                                    TABLE II

                           PERFORMANCE CREDIT FORMULA




The number of days during a month in which a "Critical Application" falls below "Minimum Standards" as an average for that day (shown herein as "N"), divided by the number of business days in the month (shown herein as "D"), Equals the percentage of below minimum standard time (shown herein as "P").


                                    N / D = P


The "Weight" (shown herein as "W") divided by 100, times "P", times "N" would be the credit percentage of that months invoice.


                    W/100 x P x N = CP or "Credit Percentage"


EXAMPLE:       N (Number of days in a month below minimum standards) = 5
               D (Number of business days in a month) = 20
               P (N/D) = .25
               W (Weight for downtime exceeding 15 minutes - from Table I) = 20

               Equation: W/100 x P x N = Credit Percentage

               Sample Solution: 20/100 x .25 x 5 = 25% credit percentage of that months invoice.

                                                                       Exhibit B

                            Item Processing Services


      Client agrees with Fiserv as follows:

      1. Services. Fiserv will provide Client the Item Processing Services ("Item Processing Services") specified in Exhibit B - 1.

      2. Due Diligence. All necessary information concerning Client's requirements for Item Processing Services shall be set forth in a business assumptions list (the "IP Business Assumptions List"), which Client shall complete prior to Fiserv rendering Item Processing Services hereunder. Client acknowledges that Fiserv has relied on the information contained in the IP Business Assumptions List in determining pricing and performance levels for the Item Processing Services. In the event of material change(s) in the actual volumes, types of items, and delivery times for work received from Client, as compared to the IP Business Assumptions List, Fiserv shall have the right to adjust its fees and/or performance standards accordingly upon 30 days' notice to Client. Any increase in fees resulting from this due diligence process shall not be subject to the CPI limitations as set forth in Section 3 below.

      3. Fees. Client shall pay Fiserv the fees and other charges for the Item Processing Services specified in Exhibit B - 1. Fees listed in Exhibit B - 2 are valid for item processing services and locations that Client contracts for as of the date of the Agreement. If Client wishes to obtain additional services and/or use additional locations from Fiserv during the term of the Agreement, Fiserv fees and services available, therefor will be quoted to Client upon request. Fiserv agrees to give at least 30 days' notice to Client of any changes in the rules and procedures established for processing items, unless such changes are caused by changes made by the Federal Reserve System or otherwise beyond Fiserv's control, not permitting Fiserv to give such advance notice. Fiserv reserves the right to make such changes to the Exhibits without notice as may be necessary to cover any increases in Federal Reserve System costs and charges or in other costs and charges beyond Fiserv's control, including changes required by applicable law or regulatory activity. The fees listed in Exhibit B - 2 may be changed annually effective each January 1 beginning in the year 2006 upon 30 days notice to Client. Each change shall be limited to the change in the U.S. Department of Labor, Consumer Price Index for All Urban Households ("CPI") for the 12-month period preceding each January 1, or 3%, whichever is greater. Fiserv will deliver to Client the notification of the fee change.

      4. Performance Standards. Fiserv will perform the Item Processing Services in accordance with the performance standards specified in Exhibit B - 3 (the "Performance Standards"), subject to Client meeting its performance obligations as set forth in Exhibits B - 1 and B - 3. Fiserv shall not be liable for any damages or losses to Client for errors occurring within the limits of the Performance Standards.

      5. No Fiduciary Relationship. Fiserv shall perform such Item Processing Services for which Fiserv shall subscribe as agent of Client, and Fiserv shall not have by reason of this Agreement a fiduciary relationship with respect to Client.

      6. Lost, Destroyed, and Misplaced Items. Fiserv assumes no liability for any item lost, destroyed, or misplaced while in transit before the item physically arrives at the premises of Fiserv and is received by Fiserv. In the event any items are lost, destroyed, or misplaced, and such event is not due to gross negligence or intentional misconduct by Fiserv, Client shall be solely responsible for the costs and expenses incurred by Fiserv in reconstructing any such items and for any damages or other losses that may be incurred by Fiserv due to the collection of such items. In the event Fiserv loses, destroys, or misplaces deposited items as a result of gross negligence or intentional misconduct after acceptance of said deposit, Fiserv shall be liable only for reasonable reconstruction costs of the deposit. Reasonable reconstruction costs shall be only those costs that arise from reconstruction of a microfilmed deposit. Fiserv shall not be liable for reconstruction costs associated with a deposit for which Client cannot provide a microfilmed record of such item(s) contained in the deposit. In no event shall Fiserv be liable for the face value of any lost or missing item(s).

      7. Governmental Regulation. This Exhibit shall be governed by and is subject to: the applicable laws, regulations, rules, terms and conditions, as presently in effect or hereafter amended or adopted, of the United States of America, Federal Reserve Board, Federal Reserve Banks, Federal Housing Finance Board, and any other governmental agency or instrumentality having jurisdiction over the subject matter of this Exhibit. Client agrees to abide by such requirements and to execute and deliver such agreements, documents, or other forms as may be necessary to comply with the provisions hereof, including, without limitation, agreements to establish Fiserv as Client's Agent for purposes of delivery of items processed hereunder from or to the Federal Reserve Banks. Any such agreements shall be made a part of this Agreement and are incorporated herein. A change or termination of such laws, regulations, rules, terms, conditions, and agreements shall constitute, respectively, a change or termination as to this Exhibit. Client data and records shall be subject to regulation and examination by government supervisory agencies to the same extent as if such information were on Client's premises.

      8. Client Responsibilities. Client shall submit all items to Fiserv and otherwise comply with all Client obligations in accordance with the requirements set forth in Exhibit B - 1. Client shall maintain adequate supporting materials (i.e. exact copies of items, records, and other data supplied to Fiserv) in connection with the provision of Item Processing Services. Client shall provide written notice of confirmation and/or verification of any instructions given by Client, its agents, employees, officers, or directors to Fiserv in connection with Fiserv's provision of Item Processing Services. Client shall be responsible for balancing its accounts each business day and notifying Fiserv, within 7 business days, of any errors or discrepancies. In the event Fiserv discovers an error or defect (Client understands that Fiserv shall be under no duty to discover any such error or defect), Fiserv is authorized, in its sole discretion, to correct any such error or defect and to make any adjustments in order to correct such error or defect.

      9. Definition of Item. An item is defined as all checks and other documents presented to Fiserv for processing, transactional entries generated by Client, such as teller cash tickets, general ledger entries, loan entries and all control documents such as batch tickets.



IN WITNESS WHEREOF, the parties hereto have caused this Exhibit B to the Agreement to be executed by their duly authorized representatives as of the date indicated below.

For Client:                               For Fiserv:

Premier Financial Bancorp, Inc.           Fiserv Solutions, Inc.


By: /s/ Robert W. Walker                  By:
   ---------------------------------         -----------------------------------

Name:  Robert W. Walker                   Name:  Norman S. Himes
     -------------------------------           ---------------------------------
Title: President                          Title: President - Mid Atlantic Region
      ------------------------------            --------------------------------
Date:  December 2, 2004                   Date:
     -------------------------------           ---------------------------------

                                                                     Exhibit B-1

                     Item Processing Description of Services

1. Proof: On each business day (excluding Saturdays, Sundays, and holidays), Client will deliver to the Fiserv Processing Center, checks and other items deposited to accounts with Client. Client will provide extra deliveries in support of proof operations for peak day processing. Peak day processing is defined as any day when Client's volume is expected to exceed 20% of daily average volume of the previous month's volume divided by the number of business days in the previous month.

      a. Client will contract with and pay for a courier, to pick up and deliver all work between Client and Fiserv. Both parties will mutually agree upon the times of pick-up and delivery. If Fiserv has not received the items from Client locations by the agreed upon delivery times, Fiserv may, in its sole discretion and without liability, delay the processing of such items until the next business day. Fiserv will contact Client's after-hours contact and apprise said contact of the situation. Client agrees to provide an after-hours contact and update that contact should there be any change in Client personnel.

      b. Client agrees to MICR encode documents to meet Fiserv requirements (ABA and Account Numbers and Tran-codes)

      c.   Client is responsible for microfilming all items submitted to Fiserv.

      d. Client agrees that all transactional entries, involving tellers' cash tickets, general ledger entries, or loan entries shall be in balance, and that Fiserv may return to Client, unprocessed, any transactional entries that are not in balance.

      e. Client agrees to segregate all over-the-counter items into batches not to exceed 3" in depth and to identify each such batch with an appropriate batch header, which batch header shall meet written requirements provided by Fiserv. Client further agrees to segregate all items by type (i.e., single deposit items will be batched separately from multiple deposit items), and to provide a total for each single batch.

      f. Client agrees to include a batch manifest for each bag of work submitted to Fiserv.

      g. From the items submitted to Fiserv, Fiserv shall retrieve such "on-us" information as may be necessary for the proper accounting of the items and shall transmit this information, through telephone lines or by such other means as Fiserv may, from time to time, deem appropriate to Client's data processor for data processing.

      h. Client authorizes Fiserv to create ledger holdover entries, deposit corrections, or such other entries to balance transactions, except for those transactions outlined in subsection 1.d. above, as may be necessary to the efficient processing of the items.

      i. After Fiserv has completed the process of retrieving and transmitting to Client's data processor the information necessary for data processing, all over-the-counter items not drawn against Client shall be forwarded for collection to such correspondent banks as Client may designate from time to time in writing to Fiserv.

      j. All items drawn against Client and those items internally generated shall be returned to Client or held by Fiserv in accordance with Client's written instructions.

2. Encoding: Fiserv will encode the dollar amount on all items needing encoding and presented to Fiserv as part of the Proof function described above. Fiserv may encode additional fields, such as account numbers, deposit ticket totals, or other items as specified by Client. Any such encoding will be according to terms agreed to by Fiserv. In no event will Fiserv be liable for losses to Client due to encoding errors if Client has not satisfied all of its obligations set forth in Section 1 above. Should Fiserv's encoding services fail to meet the performance standard for proof of deposit set forth in Exhibit B - 3, and Client incurs a potential loss due to an encoding error, Client shall use its best efforts to collect the amount in question from its customer (including without limitation, commencing legal action against the customer, obtaining a judgment, and attempting collection efforts based on said judgment) prior to submitting a claim for damages to Fiserv.

3. Exception Item Processing: Fiserv will either reject or pay items listed on the appropriate report, in accordance with written instructions, by Client's authorized officer or employee. The name of Client's officer or employee giving such instruction shall be noted on the item or on such other record as Fiserv may establish, together with the nature of the instruction. If Client has not instructed Fiserv regarding the disposition of any exception item drawn against Client by the agreed upon time each day, then Fiserv shall return it through the presentment chain to the depository bank or institution. Instructions to Fiserv on disposition of items that are received after the agreed upon deadline or are changed can result in a late charge. Should Fiserv's exception item processing fail to meet the performance standard for exception item processing set forth in Exhibit B - 3, and Client incurs a potential loss due to an error, Client shall use its best efforts to collect the amount in question from its customer (including without limitation, commencing legal action against the customer, obtaining a judgment, and attempting collection efforts based on said judgment) prior to submitting a claim for damages to Fiserv.

4. Statement Rendition: All checks, drafts, and other orders for the payment of money drawn against accounts at Client that are to be stored by Fiserv, will be retained by Fiserv until the end of each Client's checking account cycle. The items will be sorted, filed with the monthly statement, and mailed to the depositor. Client agrees to have statements printed according to predefined cycles and print classes. Statement enclosure counts will be accurately and clearly reported in the top fold of the statement. If required, Client agrees to expedite the return of any paid exception items to Fiserv in order to facilitate timely statement processing. Fiserv will apply proper postage, which will be pre-paid monthly (or as agreed upon by Client and Fiserv) on an estimated basis by Client.

5. Inclearings: Client authorizes Fiserv to receive its inclearing items daily from the Federal Reserve Bank. Fiserv will balance the inclearing items to their cash letters, capture the items on magnetic media, microfilm or image scan and transmit the account information to Client's data processor. Fiserv will also pull out for further handling the appropriate items for exception handling or scrutinizing, and deliver the items to bulk file storage or to Client for further processing.

6. Courier Service: The parties hereto acknowledge that it will be necessary to make arrangements for the transport of items, records, and other data from Client to Fiserv and from the Federal Reserve or Correspondent bank to Fiserv. After Fiserv has provided the Item Processing Services, selected items, records, and data must be transported from Fiserv to Client and the Federal Reserve. The parties further acknowledge that the cost of such transportation shall be Client's sole responsibility.

      a. Client has the right to make provision for its own courier service to provide the needed transportation as set forth in subsection 1.a. above. Should Client not make provision for such courier service, or should Client request that Fiserv make arrangements for such courier service, then Fiserv, for Client's benefit, shall make arrangements for such a courier service. Client must notify Fiserv to provide such courier service no less than 30 days prior to the date that Fiserv is to begin providing Item Processing Services.

      b. Client shall pay Fiserv for any and all charges, expenses, or costs incurred by Fiserv in contracting for said courier service, as set forth in Exhibit B - 2.

      c. Client understands and agrees that Fiserv shall not have or assume any liability or responsibility for such items, records, or data until they reach Fiserv premises and that Fiserv shall have no further responsibility or liability for them after they leave Fiserv premises.

      d. The courier service shall at all times be deemed Client's independent contractor, and shall not, at any time or under any circumstances, be deemed Fiserv's agent or employee, regardless of whether said courier service, at any pertinent time herein, is affiliated with or employed by Fiserv.

      e. Fiserv will monitor and track deliveries for Client. Should a delivery be missing, Fiserv will notify Client through appropriate channels. Should any dispute exist as to the proper delivery of any records, Fiserv's records of delivery will be accepted as the undisputed record of delivery.

7. Conversion Services: Fiserv will provide conversion services based on the information provided by Client during the due diligence process. Following Client's initial conversion to Fiserv Services, any additional requests will be submitted to Fiserv at least 90 days prior to the required implementation date. An estimate for the additional conversion services will be provided. The implementation time for the conversion will be delayed if Client requires more than 3 days to approve or decline the conversion estimate. Client also acknowledges that Fiserv must approve any changes to the MICR line and/or Account Number structure for Client prior to proceeding with a conversion. Fiserv will make every reasonable attempt to convert new MICR line and/or Account Number structures. Client agrees to eliminate any non-standard MICR line and/or Account number structure as identified during the due diligence process from its daily capture service within 120 days after the initial conversion date. Client acknowledges that Fiserv may elect to charge a fee such as the Special Statements Fee listed in Exhibit B - 2, for all non-standard items processed in the service. Client acknowledges that Fiserv may not be able to achieve the stated performance standards on accounts, transactions, or services involving non-standard MICR lines and/or Account Number structures. In the event that the Account Number appearing on the statement does not equal the Account Number on the MICR line, Fiserv will not be responsible for any performance standards relating to statement preparation and rendition.

     Initial Client conversion is based on the results obtained during the due diligence process. This work includes an inclearings, POD, and bulk file sort pattern. In addition, it includes a single extraction program to support the transmission of a daily inclearings and POD file to a host site for processing. Sort specifications will be developed in support of statement rendition services. Standard reporting will be provided to Client to include a daily transaction report sorted in transaction and account order, recaps of transmissions and cash letters, and a daily cash report if required.

8. Research Services: Fiserv will provide research and photocopy services upon request by Client. Upon receipt from Client of a request for subpoena work or other significant or voluminous research work, Fiserv will attempt to provide Client with an estimate of the time required and corresponding cost to complete the request prior to commencing the research services.

9. Data Transmission: Client and Fiserv acknowledge and agree that Client has separately contracted with Client's data processor to provide data processing services for Client and that Fiserv shall have no responsibility for the timeliness or quality of the service provided by Client's data processor. Client's data processor shall deliver directly to Client all reports generated from the data transmitted by Fiserv. Fiserv shall have no responsibility for the timeliness of such delivery or for the adequacy or accuracy of the reports supplied by Client's data processor, except for errors caused by Fiserv failure to transmit information.

10. Image Services: Fiserv will provide CD-ROM containing retrievable images of processed checks to Client's courier as agreed. Weekly and Daily CD's are dispatched the next business day. End-of-Month (EOM) CD's are dispatched within 4 business days. Fiserv will provide Client with remote research availability or exception item decision support via a work station from 8:00 AM Eastern Time to 12:00 AM Eastern Time Monday through Friday, excluding holidays, and on weekends and holidays from 8:00 AM Eastern Time to Noon Eastern Time.

      a.   Fiserv will image capture Inclearings and POD through item capture.

      b.   Re-enter transit all rejects.

      c. Fiserv will retain items sent to Fiserv for processing for up to 90 days at the fee stated in Exhibit B - 2 and will maintain the ability to furnish such items to a customer upon request during such period.

      d.   After 90 days, Fiserv will destroy items sent to it for processing.

      e. Fiserv will create and render the image statements for the designated accounts. Images of the front and if specified by Client for an account, the back, or each item shall be included with each statement.

      f. Archive services are 0 - eighteen months on RAID, with a response time of 10 seconds. Response time for items that are stored from eighteen month through 84th month are available the next day.

                                                                     Exhibit B-2

                          Item Processing Services Fees


Fiserv will provide Client with the Item Processing Services for the following fees and prices indicated:

Fiserv Administrative Fee (excluding postage):


I.  Item Handling - Sorter
---------------------- ---------------- ----------------- --------------------------------------------------------------
       Service          Volume/Range        Unit Fee                        Description / Information
---------------------- ---------------- ----------------- --------------------------------------------------------------
In-Clearing Capture                                       Per item.  High-speed capture of MICR data, balancing to
                                                          Inclearing Totals and extracts.  A sequence number is spray endorsed on the items.  Inclearings, Same Day Capture.
---------------------- ---------------- ----------------- --------------------------------------------------------------
In-Clearing Re-                                           Correcting of MICR  via on-line terminal
entry OVER 1%
---------------------- ---------------- ----------------- --------------------------------------------------------------
                                                          MICR encoding of all On-Us and Transit items received by
                                                          Fiserv from Client.  All transactions are balanced.  The
                       <4 hour window                     proof tape is forwarded to Client.  POD, Transit, GL,
Proof Encoding         >4 hour window                     Savings, Loans, Lock Box, Counter Items.  Windows are based
                       >6 hour window                     on first deadline - (cash letter or transmission).  For work to be processed, minimum window is 3 hours.
---------------------- ---------------- ----------------- --------------------------------------------------------------
Branch Capture                                            Centralized server hosting of item capture performed
Hosting                                                   by clients remotely.

Branch Capture Image                                      Entry of amount fields or other required
Field Entry                                               fields on items that are not pre-encoded and/or re-entry or correction of fields if done by Fiserv.

Branch Capture                                            Balancing of transactions if done by Fiserv.
Balancing

Branch Capture Image                                      Import of images captured remotely by the client.
Import

Branch Capture                                            Use of Fiserv circuits into host site and helpdesk support.
network & helpdesk
---------------------- ---------------- ----------------- --------------------------------------------------------------
POD/Transit Capture                                       High-speed capture of MICR data, balancing to proof totals, out sorting of other On-Us Items (GL, Loan, etc.) creation of various Cash Letters and extraction.  A sequence number is spray-endorsed on the items.
---------------------- ---------------- ----------------- --------------------------------------------------------------
Reject Re-Entry and                                       Correcting of MICR data via on-line terminals.
repair OVER 1%
---------------------- ---------------- ----------------- --------------------------------------------------------------
Reject Repair                                             Client required stripping and re-qualification of items.
---------------------- ---------------- ----------------- --------------------------------------------------------------
Microfilming                                              Microfilming of prime pass items during capture. Inclearings,
                                                          On-Us or Counter Items, $15.00 minimum per roll.
---------------------- ---------------- ----------------- --------------------------------------------------------------
                                                          Additional microfilming pass for Returns, Statement Items,
Microfilming                                              Daily Finesort, Electronic Presentment.  $15.00 minimum per roll.
---------------------- ---------------- ----------------- --------------------------------------------------------------
Microfilming              Duplicate                       Additional roll of microfilm.
---------------------- ---------------- ----------------- --------------------------------------------------------------
Deposit Corrections                                       Corrections of Client deposit/teller errors.  Photocopy
                                                          charges are extra.
---------------------- ---------------- ----------------- --------------------------------------------------------------
                                                          Fee assessed to accept Same Day Settlement Cash Letters on
Same Day Settlement                                       behalf of the Financial Institutions.  This is in addition to the per item fee charged as a part of the Inclearings.
---------------------- ---------------- ----------------- --------------------------------------------------------------
Cash Letter                                               Charge for preparation of Cash Letter(s)
Preparation
---------------------- ---------------- ----------------- --------------------------------------------------------------
Image item Scan                                           Scanning of items for the purpose of Image Statements, Image
                                                          Archive and Retrieval.
---------------------- ---------------- ----------------- --------------------------------------------------------------
Image item re-Scan                                        Scanning of items for Clients that do not use other Item
                                                          Processing Services
---------------------- ---------------- ----------------- --------------------------------------------------------------
Image Reject Item                                         Reject repair of image items.
Correction
---------------------- ---------------- ----------------- --------------------------------------------------------------
                                                          Single pass of On-Us items for the purpose of pulling items
Exception Item Pass                                       for review/return to Client.  Statement Cycles are also
                                                          pulled at this time.
---------------------- ---------------- ----------------- --------------------------------------------------------------
Fine Sorting                                              High speed sorting of
                                                          items into account
                                                          number order.
                                                          Inclearings, GL,
                                                          Savings, Loans, On-Us,
                                                          Cycle Sorting, Bulk
                                                          file Sort, Daily Fine
                                                          Sort.
---------------------- ---------------- ----------------- --------------------------------------------------------------
Serial Sorts                                              High-speed sorting of
                                                          items into check
                                                          number order per
                                                          Client Request.
---------------------- ---------------- ----------------- --------------------------------------------------------------



II.  Bookkeeping Services
--------------------------- ---------------- ---------------------------------------------------------------------------
         Service               Unit Fee                              Description / Information
--------------------------- ---------------- ---------------------------------------------------------------------------
                                             Automated pulling of return items upon Client timely return decision.
                                             Fiserv strips or inserts item into a document carrier, and encodes the
Returns Items - Qualified                    special Fed character and Routing Number of Bank of first deposit.
- Automated                                  Fiserv balances the items, stamps the return reason, prepares the Return
                                             Cash Letter advice, and delivers to the FRB.
--------------------------- ---------------- ---------------------------------------------------------------------------
                                             Automated pulling of return items upon Client timely return decision.
Return Items - Raw -                         Items are balanced, stamped with the return reason, Cash Letter advice
Automated                                    created and delivered to the FRB.  FRB qualifies and processes the items.
--------------------------- ---------------- ---------------------------------------------------------------------------
                                             Manual pulling of return items upon Client timely return decision.
                                             Fiserv strips or inserts items into a document carrier, encodes the
Return Items - Qualified                     special Fed character and Routing number of the bank of first deposit.
- Manual                                     Fiserv balances the items, stamps the return reason, prepares the Return
                                             Cash Letter advice, and delivers to the FRB.
--------------------------- ---------------- ---------------------------------------------------------------------------
                                             Return item processing that exceeds the normal 24-hour FRB window for
Late Return Items                            regular returns or is past the established deadline for the return decision.
                                             Late Returns are subject to collection rules and procedures.
--------------------------- ---------------- ---------------------------------------------------------------------------
Fax Requests                                 Copying and faxing as requested and defined by Client.
--------------------------- ---------------- ---------------------------------------------------------------------------
                                             Client notifies Fiserv of the large items to be returned.  Fiserv
Large Dollar Notification                    notifies the bank of first deposit the return. (Does include the cost of the return.)
--------------------------- ---------------- ---------------------------------------------------------------------------
Chargeback Forwarding                        Fiserv forwarding of chargebacks via the next scheduled courier delivery to the Client or re-deposit to the Fed.  ($50.00 monthly minimum.)
--------------------------- ---------------- ---------------------------------------------------------------------------
Photo Copies                                 Upon Client request, Fiserv creates a copy of a processed item from microfilm and provides via fax, mail, or both.
                                             Turn around within a 24-hour timeframe.
--------------------------- ---------------- ---------------------------------------------------------------------------
                                             Upon Client request, Fiserv creates a copy of a processed item from
Photo Copies - Expedited                     microfilm and provides via fax, mail, or both. Turn around within a
                                             4-hour timeframe.
--------------------------- ---------------- ---------------------------------------------------------------------------
Research Work                                Any Client requested research other than a Center-created error. Billed in
                                             1/2 hour increments.
--------------------------- ---------------- ---------------------------------------------------------------------------
Original Item Retrieval                      Upon Client request, Fiserv pulls an original item for forwarding via fax, mail, or both to the Client or FRB.
--------------------------- ---------------- ---------------------------------------------------------------------------
Fed or Correspondent                         Research of outages.  (Plus Research time if over 1/2 hour).
Adjustments
--------------------------- ---------------- ---------------------------------------------------------------------------
Non-Cash Collection                          Fiserv forwarding of envelope via the next scheduled courier delivery to the
                                             FRB.
--------------------------- ---------------- ---------------------------------------------------------------------------
Daily Fed Notification                       Notification of Daily Cash Letter Deposited at the FRB.
--------------------------- ---------------- ---------------------------------------------------------------------------



III.  Image Archive
--------------------------- -------------------------- -----------------------------------------------------------------
         Service                    Unit Fee                              Description / Information
--------------------------- -------------------------- -----------------------------------------------------------------
Seven Year Image Storage                               Storage of images for seven years using the Fiserv migrated
and Retrieval - First 2%                               media storage capability and the retrieval of up to the first
                                                       2% of Tier 1 items based on items captured for
                                                       archive each month during the first 18 months of storage.
--------------------------- -------------------------- -----------------------------------------------------------------
Over 18 months -7 Years                                Between 18 months and 7 years of storage.
--------------------------- -------------------------- -----------------------------------------------------------------
Under 18 Months & over 2%

--------------------------- -------------------------- -----------------------------------------------------------------
Seven Year Image Storage                               Each additional 1% of Image retrievals for Tier 1.
and Retrieval - Additional 1%
--------------------------- -------------------------- -----------------------------------------------------------------



IV.  Fiserv Customer WorkStation (CWS)
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
        CWS Image Applications           Volumes            Fees                          Description / Information
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
                                                                           Browser-based image viewer to retrieve images from the
                                                                           Fiserv archive via the Internet.  Viewer includes
CWS.NET Image Viewer                                                       access to Clients all-items index maintained within
            Browser-based application:                                     the Fiserv archive, a powerful research tool, and
                                                                           Day-2 access to images.
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
                       Single Logon ID      1                              One logon
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
                          Logon 6-Pack      1                              6-Pack allows for up to 6 Logon Assignments
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
                         Logon 6-Packs   2 to 5                            Discount applies to all 6-Packs used by Client
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
                         Logon 6-Packs   6 to 10                            Discount applies to all 6-Packs used by Client
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
  Installations greater than 60 Logons                                     Bid provided for large-scale enterprisewide
                                                                           installations
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
                                                                           Online archive and/or offline CD ROM image viewing
                                                                           software.  Online viewer includes access to Clients
CWS-IV  Image Viewer                                                       all-items index maintained within the Fiserv archive,
           Windows(R)-based application:                                   a powerful research tool, and Day-2 access to images.
                                                                           Offline viewer creates an index on Client's hard-drive
                                                                           based upon CD's loaded into the application.
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
               One-time Purchasing Fee      1                              Includes purchase of software and telephone-supported
                                                                           installation and training.  On-site installation and
                                                                           training support available upon request on a time &
                                                                           travel expense basis.
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
               One-time Purchasing Fee   2 to 10                           See above.
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
               One-time Purchasing Fee   Greater                           Bid provided for high-volume installation requests.
                                         than 11
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
        CWS-IV Upgrades & New Releases                                     Cost to replace previously purchased CWS-IV Image Viewer
                                                                           software for upgrades or new releases.
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
Monthly Online Viewer Access Fees:
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
                                                                           Standard dial-in connection to a 610 Area Code or
 Standard dial-in or dedicated circuit                                     connection through an existing frame or dedicated
                                                                           circuit to Fiserv.
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
CWS-IQ  Image Query CD ROM                                                 Scheduled production of CD ROM containing requested
                                                                           images and a self-contained viewer.
--------------------------------------- ---------- ----------------------- --------------------------------------------------------
                                                                           One-time special request CD ROM containing requested
CWS Ad Hoc CD ROM Request:                                                 images and a self-contained viewer.
                                                                           The Fiserv Subpoena-Buster CD.
--------------------------------------- ---------- ----------------------- --------------------------------------------------------



V.   Image Statements
--------------------------------------- ------------------------- -----------------------------------------------------------------
               Service                          Unit Fee                             Description / Information
--------------------------------------- ------------------------- -----------------------------------------------------------------
Scan Marketing Image                                              Scanning of a promotional marketing insert to be printed on the
                                                                  Image Statements.
--------------------------------------- ------------------------- -----------------------------------------------------------------
Special Statement Cuts                                            Creation of Image Statement not at a normal cycle date.
--------------------------------------- ------------------------- -----------------------------------------------------------------
Image Statement Rendition (per                                    Rendition of statement.  Composition and printing charge priced
Statement)                                                        separately.
--------------------------------------- ------------------------- -----------------------------------------------------------------
Image Statement Composition Non EOM                               Image statement composition and print file creation for non-
                                                                  EOM.
--------------------------------------- ------------------------- -----------------------------------------------------------------
Image Statement Composition EOM                                   Image statement composition and print file creation for EOM.
--------------------------------------- ------------------------- -----------------------------------------------------------------
Image Statement Print -Per side                                   Printing charge for each side of composed Image statement.
--------------------------------------- ------------------------- -----------------------------------------------------------------



VI.  Set up / Other Fees
-------------------------------- ------------------- -------------------------------------------------------------------
            Service                   Unit Fee                           Description / Information
-------------------------------- ------------------- -------------------------------------------------------------------
Image Processing Set Up Fee
-------------------------------- ------------------- -------------------------------------------------------------------
                                                     If a combination of traditional services plus Imaging, the
Image Processing Minimum Per                         monthly minimum is XXXXX (Center discretion). Pass-through
Month                                                charges excluded from minimum.
-------------------------------- ------------------- -------------------------------------------------------------------
Processing Minimum Per Month                         Traditional Item Processing Services.  Pass-through charges excluded from minimum.
-------------------------------- ------------------- -------------------------------------------------------------------
Programming                                          Bid provided.  Special requests that require detailed programming.
-------------------------------- ------------------- -------------------------------------------------------------------
Training                                             Bid provided.
-------------------------------- ------------------- -------------------------------------------------------------------
Conversions / Implementation                         Conversion for Inclearing and Statement Services
Fee
-------------------------------- ------------------- -------------------------------------------------------------------
                                                     Elimination of any standard services proposed or substantial reduction in actual accounts converted could result in a reduction of the total credit. This credit is not applicable to the billings for third party services billed to Fiserv, or out-of-pocket expenses incurred by Fiserv on behalf of Premier Financial Bancorp, Inc.,
                                                     i.e., data communications costs, travel expenses for Fiserv
IP Technology Credit -                               personnel for on-site training.  In the event that the contract is terminated early as outlined in Section 11, in addition to the liquidated damages and/or termination fees outlined in Section 11,
                                                     Fiserv will be compensated for the Flex-Credit received by the
                                                     Client in accordance with the following schedule: Years one (1) and two (2) one hundred (100%) percent; Year three (3) Sixty (60%)
                                                     percent; Year four (4) forty (40%) percent; Year five (5) twenty
                                                     (20%) percent.
-------------------------------- ------------------- -------------------------------------------------------------------
                                                     Client will receive a credit per month during the initial
                                                     term of the Agreement against item processing fees paid. Upon conversion to Fiserv Services a base line number of items (POD /
Monthly Processing Credit                            Inclearing) will be determined. On each January during the term of the agreement the Monthly Processing Credit will be increased or decreased by the same percentage as the growth or decline in items
                                                     (POD / Inclearing).
-------------------------------- ------------------- -------------------------------------------------------------------



VII.  Customer Printed Statements - Rendering & Safekeeping (truncated)
------------------------------- -------------------- -------------------------------------------------------------------
           Service                   Unit Fee                            Description / Information
------------------------------- -------------------- -------------------------------------------------------------------
Bulk File Storage                                    Bulk  filed  items  housed in Fiserv  facility  pending  statement processing.
------------------------------- -------------------- -------------------------------------------------------------------
Truncated/Image Item Storage                         Truncated/Imaged items housed in Fiserv facility pending
& Destruction                                        destruction after 60 days.
------------------------------- -------------------- -------------------------------------------------------------------
Additional Storage                                   Items housed in Fiserv facility over the 60-day storage.
------------------------------- -------------------- -------------------------------------------------------------------
                                                     Machine rendering of statements (Additional charge  per
Statement Rendering -                                statement for month end cycle drop).  Statement format must
Automated                                            adhere to specifications for automated equipment (see below).
------------------------------- -------------------- -------------------------------------------------------------------
Statement Rendering - Manual                         Manual rendering of statements.  (Additional charge  per
                                                     statement for month end cycle drop and /or Combined Statements)
------------------------------- -------------------- -------------------------------------------------------------------
Non Enclosure                                        Statements that do not contain enclosures such as Truncated,
Statements-Truncated Manual                          Savings, CD, Loan and Analysis (truncated manual).
------------------------------- -------------------- -------------------------------------------------------------------
                                                     Statements that do not contain enclosures such as Truncated,
Non Enclosure Statements                             Savings, CD, Loan and Analysis (truncated automated).  Statement
Truncated-Automated                                  format must adhere to specifications for automated equipment.(see below)
------------------------------- -------------------- -------------------------------------------------------------------
                                                     Statements that do not conform to general bulk file procedures -
Special and Hold Statements                          daily, weekly, BI-weekly cycles, conversion cycles, one-time requests, differences in enclosure counts.
------------------------------- -------------------- -------------------------------------------------------------------
Statement Items Inserted
Manual                                               Items are matched to corresponding Statements and prepared for
Statement Items Inserted                             mailing.  Also used for inserting promotional items, stuffers,
Automated                                            and additional pages.
------------------------------- -------------------- -------------------------------------------------------------------
Selected Field Inserts                               Bid provided.
------------------------------- -------------------- -------------------------------------------------------------------
Statement/Envelope Inventory                         Inventory of Statement forms and envelopes.
Management
------------------------------- -------------------- -------------------------------------------------------------------
Reformatting from Print file                         Creation of reformatted print file upon receipt of statement file.
------------------------------- -------------------- -------------------------------------------------------------------
Other Mailings                                       Bid provided.
------------------------------- -------------------- -------------------------------------------------------------------
Statement Printing Non Image                         Bid provided if service available.
------------------------------- -------------------- -------------------------------------------------------------------




VIII.  Miscellaneous
----------------------------- -------------- ---------------------------------------------------------------------------
          Service               Unit Fee                             Description / Information
----------------------------- -------------- ---------------------------------------------------------------------------
                                             Research requested by subpoena.  Billed in 1/2 hour increments plus
                                             Photocopy fee.  Bid provided.  Client agrees to pay Fiserv's then-current
Subpoena Requests/Research                   charges for all subpoena requests, research, and copying services provided by Fiserv following termination or expiration of this Agreement.
----------------------------- -------------- ---------------------------------------------------------------------------
Special Handling - Account                   Bid provided.
Number Formats
----------------------------- -------------- ---------------------------------------------------------------------------
Special Handling - Multiple                  Bid provided.
R/T Numbers
----------------------------- -------------- ---------------------------------------------------------------------------
Data Entry                                   Bid provided.
----------------------------- -------------- ---------------------------------------------------------------------------
                                             Receipt and manifesting of any direct deposit from Client's customer to
Deposit Bag/Envelope                         IP Center or special handling.  xxxxxx monthly minimum and xxxxxx per
Handling (Optional service)                  occurrence for cash handling fee.
----------------------------- -------------- ---------------------------------------------------------------------------
Microfiche - Original                        Original record of MICR items captured daily.
----------------------------- -------------- ---------------------------------------------------------------------------
Microfiche - Duplicate                       Duplicate microfiche copy of MICR items captured daily for Client copy.
----------------------------- -------------- ---------------------------------------------------------------------------
                                             Transmitting of MICR data to a Client application processor (non-Fiserv
Transmission                                 Also for the receipt of Exception Item Files/Statement File/Print File
                                             (Minimum $15.00 per file).
----------------------------- -------------- ---------------------------------------------------------------------------
                                             Statement must contain bar coding compatible to the equipment being used.
                                             The bar coding must reflect the number of enclosures and page identification. The enclosure count must accurately reflect the number of expected items excluding stuffers. Bar coding must reflect if the
Statement Format -Automated                  statement is a "Special Pull" or a "Hold" statement. The checks to be
Equipment Requirements                       rendered must have "stop document dividers" between accounts. There must be a maximum number of items and statement stuffers (defined by IP
                                             Center). The envelopes must meet size criteria, usually defined as
                                             Standard #10 and must be a "wet seal" not "self seal". Truncated accounts must be separated from accounts receiving checks.
----------------------------- -------------- ---------------------------------------------------------------------------

                                                                     Exhibit B-3

                      Item Processing Performance Standards


1.       Client preparation and presentation of work for Fiserv proof department
         a.      SUBJECT:           Presentation and Delivery of Work
         b.      DESCRIPTION:       - Credits come before debits
                                    - Customer deposit is the first credit
                                    - Items are encoded with route/transit
                                    number, account number, and proper trancode
                                    - If multiple amounts, correct amount is
                                    circled (Currency not to be included)
         c.      PROCEDURE:         Fiserv will notify Client of specific
                                    non-performance issues as required

2.       Client preparation and presentation of work for Fiserv proof department
         a.      SUBJECT:           Categories
         b.      DESCRIPTION:       - Single items (one-on-ones)batched
                                    - Multiple item transactions batched
         c.      PROCEDURE:         Fiserv will notify Client of specific
                                    non-performance as required

3.       Client preparation and presentation of work for Fiserv proof department
         a.      SUBJECT:           Batches and Control Tickets
         b.      DESCRIPTION:       - All Tickets are teller stamped
                                    - All items are properly logged and recorded
                                    for filming and then microfilmed - Bundles
                                    are limited to 3" or 250 items, whichever
                                    limit is reached first. - Tape listings
                                    accompany multiples - Single item deposits
                                    have headers preceding them and a tape
                                    listings
         c.      PROCEDURE:         Fiserv will notify Client of specific
                                    non-performance issues as required

4.       Client preparation and presentation of work for Fiserv proof department
         a.      SUBJECT:           Work Shipment
         b.      DESCRIPTION:       - All work for proof is in clear plastic bag
                                    - Correspondent bank correspondence in clear
                                    plastic bag - Clear plastic bag is in the
                                    Fiserv bag - Other correspondence in the
                                    Fiserv bag
         c.      PROCEDURE:         Fiserv will notify Client of specific
                                    non-performance issues as required

5.       Fiserv proof and balancing of work received from Client for processing
         a.      SUBJECT:           Proof of Deposit for dollar amount encoding
         b.      DESCRIPTION:       - Dollar encoding errors to meet service
                                    goals
                                    - Corrections made with accepted medium -
                                    Customer Corrections are legible and
                                    complete - Customer Corrections have the
                                    correct reason listed
                                    - All Customer Corrections over $100.00 are
                                    documented with accompanying copies as
                                    required - Items are endorsed with the
                                    proper bank stamp in proper Regulation CC
                                    position - Transaction Corrections using G/L
                                    debits and credits contain the correct
                                    information - Suspense documentation is
                                    legible and complete - Items placed into
                                    holdovers by Fiserv will be documented -
                                    Differences of under $10.00 will be charged
                                    to a General Ledger account
         c.      SERVICE GOAL:      99.997 %
         d.      PROCEDURE:         Client will notify Fiserv of
                                    specific non-performance issues by
                                    submitting a service incident report in the
                                    form approved by Fiserv with accompanying
                                    documentation to Client Services.
         e.      MEASUREMENT:       Percent of Proof Encoding Volume

6.       Fiserv modification of MICR rejects
         a.      SUBJECT:           Reject Re-entry/Reconciling or Balancing
         b.      DESCRIPTION:       - Modified MICR reject errors
                                    to meet service goals
                                    - Transaction Corrections using G/L debits
                                    and credits contain the correct information
                                    - Suspense documentation is legible and
                                    complete - Items placed into suspense by
                                    Fiserv will be documented - Differences of
                                    under $10.00 will be charged to a General
                                    Ledger account
         c.      SERVICE GOAL:      99.7%
         d.      PROCEDURE:         Client will notify Fiserv of
                                    specific non-performance issues by
                                    submitting a service incident report in the
                                    form approved by Fiserv with accompanying
                                    documentation to Client Services.
         e.      MEASUREMENT:       Percent of Volume (Based on total rejects)

7.       Fiserv preparation of outgoing transit items
         a.      SUBJECT:           Transit Cash Letter Processing
         b.      DESCRIPTION:       - Cash Letters are sent out with correct
                                    total(s)
                                    - Cash Letters are sent with complete bundle
                                    count(s)
                                    - Cash Letter differences are explained
                                    - Cash Letters for proper bank are used
                                    - Cash Letters for the correct correspondent
                                    are used
                                    - Cash Letters sent out in timely manner
                                    - Low speed cash letters will be sent out
                                    within 24 hours of stated deadlines
                                    - On-us items will not be sent out in
                                    transit cash letters
         c.      SERVICE GOAL:      Not to exceed one error per
                                    cash letter endpoint per month - Cash
                                    Letters Items sent out 99.4% of the time on
                                    time
         d.      PROCEDURE:         Client will notify Fiserv of
                                    specific non-performance issues by
                                    submitting a service incident report in the
                                    form approved by Fiserv with appropriate
                                    documentation to Client Services.
         e.      MEASUREMENT:       Record of Occurrence based on
                                    cash letter endpoints

8.       Fiserv capture and transmission of work from proof department
         a.      SUBJECT:           Second Shift Transmissions
         b.      DESCRIPTION:       - All transmissions are sent in the approved
                                    Fiserv format
                                    - All transmissions are sent to Fiserv in
                                    such time to insure that posting can be
                                    completed timely.
                                    - Transmission deadlines will not be earlier
                                    than 11:00 p.m. Mon. - Thurs. or 12:00 a.m.
                                    Friday
         c.      SERVICE GOAL:      Transmission errors or delays
                                    are not to exceed two per month that are
                                    within Fiserv's control
         d.      PROCEDURE:         Client will notify Fiserv of
                                    specific non-performance issues by
                                    submitting a service incident report in the
                                    form approved by Fiserv with accompanying
                                    documentation to Client Services.
         e.      MEASUREMENTS:      Record of Occurrences

9.       Fiserv preparation of statements and check filing requirements
         a.      SUBJECT:           Statement Preparation
         b.      DESCRIPTION:       - End of the month statements
                                    are sent no later than the 4th business day
                                    from receipt of the printed statements from
                                    Client and/or Agent and completion/receipt
                                    of paid exception items. - Non end of the
                                    month statements are sent no later than the
                                    3rd business day from receipt of the printed
                                    statements from Client and/or Agent and
                                    completion/receipt of paid exception items.
                                    - Special account statements are sent out no
                                    later than the 3rd business day from receipt
                                    of the printed statements from Client and/or
                                    Agent and completion/receipt of paid
                                    exception items. - Crippled statements will
                                    be mailed out within 2 additional days. -
                                    There will be only one statement per
                                    envelope.
                                    - The correct customer's checks will
                                    accompany the statement. - Hold statements
                                    that are properly labeled will be sent to
                                    Client for handling. - Zip codes and
                                    addresses will be eliminated on all hold
                                    accounts. - The correct number of statement
                                    pages are in the envelope. - Client will
                                    submit statement stuffers to center with
                                    appropriate instructions noted on the
                                    Stuffer Instruction Form. Stuffers must
                                    arrive 2 days prior to cycle date to insure
                                    proper handling.
                                    - The correct statement stuffer(s) will be
                                    included in the statement.
                                    - Notice of missing item(s) will be included
                                    in the statement if the statement is missing
                                    3 or fewer enclosures. - Fiserv will monitor
                                    and report delays for receipt of statement
                                    print to Client within 24 hours of the
                                    expected time of receipt.
         c.      SERVICE GOAL:      99.9%  (10 errors per 10,000 Statements)
                                    - Fiserv will also manage statements with
                                    incorrect item counts to no more than 3%
                                    mailed with incorrect enclosure counts.
         d.      PROCEDURE:         - Client will notify Fiserv of
                                    specific non-performance issues by
                                    submitting a service incident report in the
                                    form approved by Fiserv with accompanying
                                    documentation to Client Services.
         e.      MEASUREMENT:       Percent of Total Statements Rendered

10. Fiserv processing of exception items (Outgoing Return Items) when Client has submitted final return decisions by 12:30 p.m. daily.
         a.      SUBJECT:           Qualified Returned Items
         b.      DESCRIPTION:       - The correct items will be returned
                                    - All returned items are stamped with the
                                    correct return reason
                                    - The items Client wants returned are
                                    returned on the day they are listed as
                                    exceptions - The T-186 balances to the Fed
                                    return total daily - G/L entries made for
                                    all check reversals - Rejected debit totals
                                    balance - Large items notified through EARNS
                                    - Items are returned within specified
                                    Regulation CC. time requirements - Items are
                                    paid using correct account number and
                                    trancode - Proper bank's T-186 forms are
                                    used
         c.      SERVICE GOAL:      99.94%  (6 errors per 10,000 return items)
         d.      PROCEDURE:         - Client will notify Fiserv of
                                    specific non-performance issues by
                                    submitting a service incident report in the
                                    form approved by Fiserv with accompanying
                                    documentation to Client Services.
         e.      MEASUREMENT:       Percent of Total Qualified Return Items

11.      Fiserv research of items, photocopy production
         a.      SUBJECT:           Research
         b.      DESCRIPTION:       - The turn-around time for a
                                    research request will be 48 hours from the
                                    time of receipt (unless Fiserv otherwise
                                    notifies Client, as in the case of subpoena
                                    research or other significant or voluminous
                                    research requests).
                                    - For subpoena research or other significant
                                    or voluminous research requests, Fiserv will
                                    provide a completion commitment estimate to
                                    Client within 48 hours of receipt. - Best
                                    effort will be made to produce quality
                                    photocopies - Trace reports will be
                                    delivered to Client within 2 business days
         c.      SERVICE GOAL:      99.0% (1 error per 100 requests)
         d.      PROCEDURE:         - Client will notify Fiserv of
                                    specific non-performance issues by
                                    submitting a service incident report in the
                                    form approved by Fiserv with accompanying
                                    documentation to Client Services.
         e.      MEASUREMENT:       Percent of Total Research
                                    Request and Photocopies Serviced

                                                                     Exhibit H-1

                   FISERV ATLANTA DISASTER RECOVERY AGREEMENT
                                ON-LINE SERVICES



I. A Disaster shall mean any unplanned interruption of the operations of or inaccessibility to Fiserv's data center which appears in Fiserv's reasonable judgment to require relocation of processing to a primary recovery location. Fiserv shall notify Client as soon as possible after it deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard on-line services to a primary recovery location as expeditiously as possible and shall coordinate the cut-over to back-up data lines with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the primary recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent that there is adequate capacity at the primary recovery location and only after stabilizing the provision of base on-line services.

II. Fiserv shall work with Client to establish a plan for alternative data communications in the event of a Disaster.

III. Fiserv shall test its Disaster Recovery Services Plan by conducting an annual test. Client agrees to participate in and assist Fiserv with such testing. Test results will be made available to Client's management, regulators, internal and external auditors, and (upon request) to Client's insurance underwriters.

IV. Client understands and agrees that the Fiserv Disaster Recovery Plan is designed to minimize but not eliminate risks associated with a Disaster affecting Fiserv's data center. Fiserv does not warrant that service will be uninterrupted or error free in the event of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance as necessary to properly protect Client's revenues in the event of a disaster.

V.        Fee Included in Monthly Per Account Investment





ACCEPTED BY:

Client Name                                 Fiserv Solutions, Inc.

/s/ Robert W. Walker
------------------------------------        ------------------------------------
Authorized Signature                        Authorized Signature
Printed Name: Robert W. Walker              Printed Name:  Norman S. Himes
Title: President                            Title:  President - Mid Atlantic
                                                                   Region
   December 2, 2004
------------------------------------        ------------------------------------
Date                                        Date

                                                                     Exhibit L-1


Fiserv Solutions, Inc., a Wisconsin corporation ("Fiserv") and Premier Financial Bancorp, Inc. ("Client") are executing this Exhibit L with the intention that it shall form part of the Agreement between Fiserv and Client dated December 20, 2004 as amended through the date hereof (collectively, the "Agreement").


                        Material Purchased Through Fiserv

      Client agrees to purchase, and Fiserv agrees to sell, hardware and software licenses on the terms and subject to the conditions set forth below:

      1. Equipment. Hardware and software licenses being purchased through Fiserv are described in each Exhibit L - 1 ("Material"). Client understands that Fiserv is acting as an independent sales organization representing each manufacturer or supplier (each, a "Supplier") identified in each Exhibit L - 1.

      2. Payment. Client shall pay Fiserv 50% of the total price for Material specified in each Exhibit L - 1 upon execution of such Exhibit and 50% upon delivery of Material to the site or sites designated by Client on each Exhibit L
- 1 (collectively, "Installation Site"). Client shall be responsible for all freight charges associated with shipment of Material from Supplier or Fiserv, as the case may be, to the Installation Site. In the event of any price increase by a Supplier, Fiserv shall accordingly increase the prices for Material.

      3. Fiserv Obligations. Client also understands and agrees that the ability of Fiserv to obtain Material may be subject to availability and delays due to causes beyond Fiserv's control. Fiserv shall promptly place any orders submitted under this Exhibit with each Supplier and shall, at Client's direction, request expedited delivery whenever available.

     4. Insurance. Client shall be responsible for appropriate property insurance for all equipment, whether Client-owned or Fiserv-owned, within Client's premises.

     5. Delivery and Installation. (a) Delivery. On Client's behalf, Fiserv shall arrange for delivery of Material to the Installation Site on or about the date requested by Client ("Delivery Date"). In the absence of shipping instructions, Fiserv shall select a common carrier on Client's behalf.

     (b) Installation. Fiserv shall arrange for the installation of the items of Material in consideration of the Installation Fees listed on each Exhibit L - 1. Client shall not perform any installation activities without Fiserv's written consent. Fiserv or its designee shall have full and free access to Material and the Installation Site until installation is completed. If a suitable installation environment is not provided by Client, then Fiserv shall be required to perform only as many normal installation procedures as it deems to be practicable within the available facilities. Installation of Material will take place during normal Fiserv business hours, Monday through Friday, exclusive of Fiserv holidays, unless otherwise agreed by Fiserv.

     (c) Installation Environment. Client shall provide a suitable installation environment for Material as specified by Fiserv or its agents and any and all other specifications provided to Client by Supplier or Fiserv. Unless Fiserv agrees to so provide, Client shall also be responsible for (i) furnishing all labor required for unpacking and placing Material in the desired location for installation; and (ii) physical planning including, but not limited to, floor planning, cable requirements, and safety requirements in accordance with the installation manual and any and all applicable building, electrical, or other codes, regulations, and requirements. All such physical planning shall be completed on or before the Delivery Date

     6. Shipment and Risk of Loss. All prices shown on each Exhibit L - 1 are F.O.B. Supplier's plant. All transportation, rigging, drayage, insurance, and other costs of delivery of Material to the Installation Site shall be paid by Client. Risk of loss shall pass to Client upon shipment.

     7. Title to Equipment. Title to all hardware items comprising Material shall remain with Supplier or Fiserv, as the case may be, until all payments therefor are made by Client and, until such time, Client agrees that it shall not sell, transfer, pledge, or otherwise dispose of such items without Fiserv's prior written consent.

     8. Security Interest. Client grants Fiserv a security interest in each component part of Equipment and the proceeds thereof until the purchase price due Fiserv is paid in full. Client shall execute any instruments or documents Fiserv deems appropriate to protect the security interest and, in any event, this Exhibit shall constitute a financing agreement within the meaning of
Article 9 of the Uniform Commercial Code and a copy of this Exhibit may be filed at any time after signature by Fiserv as a financing statement for that purpose. In the event of default in payment or other breach by Client, Fiserv shall have all rights and remedies of a secured creditor upon default as provided by applicable law. Fiserv shall, at its sole expense, file releases for any financing statements recorded pursuant to this Exhibit promptly upon receipt of final payment.

     9. Acceptance. Equipment shall be deemed to have been accepted when it has passed either Fiserv's or Supplier's standard post-installation test procedures at the Installation Site.

     10. Warranties. Fiserv warrants that Client will acquire good and clear title to all hardware items comprising Material free and clear of all liens and encumbrances. Fiserv hereby assigns to Client all warranties Supplier has granted to Fiserv with respect to Material as set forth on each Exhibit L - n. Client hereby agrees to all of the terms and conditions applicable to those warranties and acknowledges that:

      (i) neither Supplier nor Fiserv warrants that use of Material will be uninterrupted or error free; and

      (ii) Supplier's warranties, and the assignment of such warranties by Fiserv to Client, shall not impose any liability on Fiserv due to the services or assistance provided to Client by Fiserv with respect thereto.

                         Material, Supplier, and Prices

                                                   Manufacturer
Material                       Quantity           and/or Supplier     Price
--------------------------------------------------------------------------------

Optiplex 2.0 GHz Pentium 4       7 @            DellCorporation
Desktop System
256SDRAM
80 Gig HD,  17" Monitor
(3 year on-site support)

Image Vision Branch              7 @            Advanced Financial
Capture Software                                   Solutions
Version 4.0

* An annual maintenance fee equaling 18% of the software license price applies and will be amortized monthly and billed to Client in the monthly services billing from Fiserv.

Source NDP                       7 @            Unisys Corporation
Item Capture Device
Model:  SDP50-SRA

** An annual maintenance contract will be available separately through Unisys Corporation.


                           Installation Sites and Fees

On-site Hardware Installation    4 @           Fiserv, Inc.
(Five Total Locations)
And Training


On-site conversion support will be provided at the rate of $500 per man-day if requested by Client.

Client will reimburse Fiserv for reasonable travel expenses associated with providing Installation and Training and any on-site conversion support requested by the client.

      IN WITNESS WHEREOF, the parties hereto have caused this Exhibit L - 1 to the Agreement to be executed by their duly authorized representatives as of the date indicated below.

ACCEPTED BY:

Premier Financial Bancorp, Inc.            Fiserv Solutions, Inc.

  /s/ Robert W. Walker                      /s/ Don Phillips
----------------------------------         -------------------------------------
Authorized Signature                       Authorized Signature
Printed Name: Robert W. Walker             Printed Name: Don Phillips
Title: President                           Title: President - Fiserv Atlanta

  December 2, 2004                          December 20, 2004
----------------------------------         -------------------------------------
Date                                       Date

                                                                      Exhibit O

                               E-Commerce Services


      Client agrees with Fiserv as follows:

      1. Services. Fiserv will provide Client the Internet Banking Services specified in Exhibit O - 1, Web Design/Hosting Services specified in Exhibit O - 3, Bill Payment Services specified in Exhibit O - 4, and Commercial Cash Management Services specified in Exhibit O - 6, (collectively, "eCommerce Services").

      2. Fees. Client shall pay Fiserv the fees and other charges for eCommerce Services specified in Exhibits O - 2, O - 3, O - 5, and O - 7. Fiserv shall invoice Client monthly in advance for fixed fees and recurring monthly fees and on a current basis for all transaction and customer fees and third party services. Except as otherwise set forth in the Exhibits, fees may be increased annually on the anniversary date of this Exhibit upon 30 days' notice to Client.

      3. Equipment and Supplies. Client shall obtain and maintain at its own expense such equipment as may be necessary or appropriate to facilitate the proper use and receipt of eCommerce Services. Client shall be responsible for paying for all supplies to be used in connection with eCommerce Services.

      4. Service Modifications. In connection with Fiserv's provision of eCommerce Services, either party may terminate eCommerce Services, or any part thereof, immediately upon notice to the other party of any legislative, regulatory, or judicial (i) impairment of the provision thereof; and/or (ii) restrictions or conditions that would materially affect the integrity thereof.

      5. Effect of Termination. Upon any termination or expiration of this Exhibit, Client shall continue to be responsible for fees related to eCommerce Services unless Fiserv receives written notice to delete Client Files from the Fiserv System. Client shall continue to be responsible for all data communications and modem fees until (a) all circuits are disconnected and the telecommunications company ceases invoicing Fiserv; and (b) Fiserv receives back all equipment supplied to Client by Fiserv.

      6. Trademark License. Client hereby grants to Fiserv a non-exclusive, non-assignable right to use Client's trademarks, trade names, service marks, and service names (collectively, "Trademarks") and Content (as defined below) in connection with Fiserv's provision of eCommerce Services. Client will indemnify and hold harmless Fiserv, its officers, directors, employees, designated supplier, and affiliates against any claims or actions arising out of Fiserv's use of Trademarks and/or Content.

      7. Regulatory Compliance. Client shall use eCommerce Services only in conjunction with lawful purposes. Client agrees not to use eCommerce Services for any activities in violation of any laws or regulations, including, but not limited to, wrongful transmission of copyrighted material, sending of threatening or obscene materials, or misappropriation of exportation of trade or national secrets.

      8. Client Warranties. Client represents and warrants that (a) any work, content, or information ("Content") provided to Fiserv is either original or that Client has the legal right to provide such Content; and (b) Content doesn't impair or violate any intellectual property or other rights of Fiserv or any third party. Client will indemnify and hold harmless Fiserv, its officers, directors, employees, designated supplier, and affiliates against any claims or actions arising out of any breaches of the foregoing; or any improper use of information gathered through any co-branded site as part of eCommerce Services. Client acknowledges that Fiserv shall not monitor, review, or approve any Content. Client acknowledges that access to eCommerce Services shall be across public and private lines and that Fiserv has no control over such lines or the information available from non-Fiserv sources.

         9. Technical Support. Client agrees to provide all end user technical support. Fiserv will provide "second level" Technical Support to Client's user support representatives. "Technical Support" means Fiserv will take an initial technical support inquiry from Client and initiate the troubleshooting process. Fiserv shall use commercially reasonable efforts to determine the source of technical support issues, and to remedy the issue. Technical Support is available as described in the Exhibits.



         IN WITNESS WHEREOF, the parties have caused this Exhibit O to the Agreement to be executed by their duly authorized representatives as of the date indicated below.

Client is contracting for these Services:

   Internet Banking Services - PremierECom       Yes  X    No      Exhibit O - 1
                                                     ---      ---

   Web Design/HostingServices                    Yes  X    No      Exhibit O - 3
                                                     ---      ---

   Retail Bill Payment Services                  Yes  X    No      Exhibit O - 4
                                                     ---      ---

   Commercial Cash Management Services - eCorp   Yes  X    No      Exhibit O - 7
                                                     ---      ---




ACCEPTED BY:

Client Name                                 Fiserv Solutions, Inc.

  /s/ Robert W. Walker                       /s/ Don Phillips
------------------------------------        ------------------------------------
Authorized Signature                        Authorized Signature
Printed Name: Robert W. Walker              Printed Name:  Don Phillips
Title: President                            Title:  President - Fiserv Atlanta

   December 2, 2004                          December 20, 2004
------------------------------------        ------------------------------------
Date                                        Date

                                                                     Exhibit O-1


                            Internet Banking Services

Fiserv Responsibilities:

1. Fiserv will provide Client access to Internet Banking Services via the Premier eCom solution. Client's customers may access and conduct certain business transactions to their enabled accounts from this access solution.

2.   Fiserv will provide the following functions for the fees identified in
     Exhibit 0 - 2:

     -----------------------------------------------------------
     |                                                          |
     |                   Internet Functions                     |
     |                                                          |
     |     Sign on Authorization                                |
     |     Statement Review                                     |
     |     Bill Payment - optional                              |
     |     Transaction History View                             |
     |     E-mail interface from customer to Client - optional  |
     |     Account Summary                                      |
     |     Funds Transfer                                       |
     |     Reports                                              |
     |                                                          |
     -----------------------------------------------------------

3. Fiserv shall provide Internet Banking Services that Fiserv controls in a 7 x 24 environment, subject to reasonable downtime for maintenance. Fiserv will attempt to limit its downtime to those hours of operation least impacted by customer usage, when such options are available.

4. Client acknowledges and understands that Internet Banking Services may be subject to unavailability due to congestion or overload on public circuits supplied by third parties or due to downtime by such third parties.

5. Fiserv agrees to provide second level customer support to Client in the event Client is unable to resolve customer support issues related to the normal operation of Internet Banking Services adequately during normal business hours. Fiserv's sole obligation is to provide timely response to Client for requests for support. In no event is Fiserv obligated to contact Client's customers to provide support for Internet Banking Services.

6. Fiserv will provide 1 day of training, comprised of a general system overview, administration, and end user training in the use of Internet Banking Services. Client acknowledges and agrees to reimburse Fiserv for reasonable travel, boarding, and meal expenses incurred for such training. Client further acknowledges that additional training, project management, and consulting may be obtained from Fiserv at the rates specified in Exhibit O - 2.

7. Fiserv will provide Client with Bill Payment Support Service Procedures in accordance with the procedures of Fiserv's designated remittance processor ("Remittance Processor").

8. Implementation Services will include Development of the basic Internet page to be attached to Client's Internet home page. Fiserv will brand the page with Client's Trademarks and use reasonable efforts to match the look of the transaction page with the home page.

9. Check images are available but require both Director (in-house or service bureau) and check images being captured (either in-house on an appropriately configured system or via Fiserv ImageSoft product). Additional software may be required depending upon Client configuration.

Client Responsibilities:

1. Client will facilitate timely cooperation between any necessary third parties in order for Fiserv to provide Internet Banking Services.

2. Client will provide Fiserv the applicable domain name for Internet Banking Services, if applicable.

3. Client will establish a web site using Client's vendor of choice using a Client designated operable domain name.

4. Client will obtain from each customer with access to Internet Banking Services (a) a written application, and/or (b) a written agreement sufficient to enable Client to comply with its obligations under this Exhibit, with such agreement specifying the Internet Banking Services to be provided and customers' obligations in using Internet Banking Services.

5. Client will review and approve all applications for use of Internet Banking Services, using any validation procedures Client determines, in its sole discretion, are necessary to ensure the financial integrity of a participating customer.

6. Client is, and shall remain, solely and exclusively responsible for any and all financial risks, including, without limitation, insufficient funds, associated with each customer accessing Internet Banking Services. Fiserv shall not be liable in any manner for such risk unless (a) the customer follows the procedures described in the written agreement referenced above; and (b) customer is assessed a penalty or late fee due to Fiserv's wrongful act or omission. In no event shall Fiserv's responsibilities for such penalties or late fees exceed $100.00.

7. Client will use, and will instruct its customers to use, Internet Banking Services in accordance with such reasonable rules as may be established by Fiserv from time to time as set forth in any materials furnished by Fiserv to Client.

8. Client assumes exclusive responsibility for the consequences of any instructions it may give to Fiserv, for Client's or its customers failures to access Internet Banking Services properly in a manner prescribed by Fiserv, and for Client's failure to supply accurate input information, including, without limitation, any information contained in an application.

9. Client will designate a bank settlement account to be used for the purposes of settling, in aggregate, the financial transactions requested via Internet Banking Services. Fiserv shall provide Client with details of the specific transactions, reported similarly as other transactions may be done, that were a result of access to Internet Banking Services. Client shall be responsible for auditing and balancing of any settlement accounts.

10. This Exhibit uses CheckFree WEBPay Bill Payment system. It is a risk based product where the funds are withdrawn from the customer's account on the due date and the funds are sent to the payee on the due date via ACH or Corporate check or Draft. If the funds are not available the bank may return the item and charge fees as appropriate. If an item is returned by the bank, the bank will be charged NSF fees by CheckFree. This system requires a separate user ID and password than the PremierECom system

11. Client will verify and reconcile any out-of-balance condition, and promptly notify Fiserv of any errors in the foregoing within 24 hours (exclusive of weekends and applicable holidays) after receipt of the applicable detail report(s) from Fiserv. If notified within such period, Fiserv shall correct and resubmit all erroneous files, reports, and other data at Fiserv's then standard charges, or at no charge, if the erroneous report or other data directly resulted from Fiserv's error.

12. Client is expressly prohibited from extending any warranty or warranties on Fiserv's behalf to any person.

13. Client appoints Fiserv as its agent with the sole discretion for Remittance Processor selection for Fiserv's use in providing bill payment services and other similar third party services, which may, from time to time, become available or be offered to Client as additional services.

14. PremierECom requires browser desktop software (i.e. SCM2100 or Premier Navigator) to reside on each workstation that needs administrative capabilities. Client is responsible for the acquisition and installation of these products.

15. Client agrees to provide first level customer support for Internet Banking Services with its customers.

16. Client acknowledges and understands its responsibility and liability as they relate to Client's access to the Internet. Fiserv assumes no liability or control over the Internet access of Client's on-site systems and remote employee or affiliate access.

                                                                     Exhibit O-2


                         Internet Banking Services Fees

-------------------------------------------------------------------------------- -------------------------------------
                                Implementation                                              One-time Fees
-------------------------------------------------------------------------------- -------------------------------------
Implementation Fees:

One-Time Implementation                                                          Included in A-2


-------------------------------------------------------------------------------- -------------------------------------
Initial Set-up and Training:
1 Day Training Included in Atlanta Data Center

-------------------------------------------------------------------------------- -------------------------------------


                             Recurring Monthly Fees

--------------------------------------- --------------------------------------- --------------------------------------
                                                                                            Monthly Fees
--------------------------------------- --------------------------------------- --------------------------------------
--------------------------------------- --------------------------------------- --------------------------------------
Recurring Fees:

Monthly Base Fee:
Per Account Fee:                        *Number of Customers
--------------------------------------- --------------------------------------- --------------------------------------



*Number of Customers - Based on total deposit and loan accounts
Additional Training: XXXXXX per day plus T&E
Internet audit fee allocated based on total number of Fiserv clients.

------------------------------------------

Fiserv may increase monthly fixed fee services once a year by an amount up to the increase in the Consumer Price Index, as promulgated by the United States Department of Labor or any successor agency, over the previous 12 months.

New or replacement services that may be made available to Client subsequent to the Effective Date shall be priced by Fiserv at levels Fiserv deems appropriate.

                                                                     Exhibit O-3

                               Web Design Services

Client Web Site Design. Client Web Design Services will include the informational, graphic, and navigational design for Client supplied information, stock photography, logos, and any special instructions or specifications of additional features requested by Client.

Client Web Site Branding.  Client Branding Services will include the following:
------------------------

        o Customized background textures and colors
        o Customized button design and colors
        o Customized Login Screen
        o Customized Welcome page including picture, logo, text
        o Customized font selections
        o Customized Optional Buttons - maximum of 4
        o Hyperlink to Client's Web page for Email
        o Display of Industry Bugs (Member FDIC, Equal Housing Lender, etc.)

Completion of Web Branding Services: Based on a final review by Client of the pre-live Client Web Site including text, graphic, and navigation content and other authorized content, Client will provide written approval thereof, which approval will not be unreasonably withheld or delayed. Such approval will constitute authorization to implement Client's Web Site on the Fiserv System. This implementation will occur within 5 business days of Fiserv's receipt of Client's approval.

Additional Services:

      1. Web Design Services may also include the design of additional content, features, or tools for use on Client's Web Site. Any requests for programming included but not limited to java or java script, Flash, etc. will also be considered additional services. Pricing for any requested additional services will be provided by Fiserv on a quote basis. Client shall approve such quote(s) in writing prior to Fiserv commencing work or implementing the service.

      2. Additional services may include information-gathering forms that will allow Internet users to request additional information about Client and its products and/or services, or apply for new accounts, based upon the content of Client's Web Site. Information entered into these forms will be stored in XML format on a secure web server located on Fiserv premises and made available to Client via a password-protected login system. Notification of newly-submitted forms will be forwarded to Client-provided email addresses.

                              Web Hosting Services

Internet Web Hosting Services:

Basic Service: The Internet Web Hosting Services includes a Client directory with Fiserv Atlanta's domain name or under Client's domain name if Client has a registered domain name. Fiserv agrees that Web Hosting Services will provide a hosting site for the Client Web Site and shall be available for access on a 7 day, 24 hour basis, with an uptime of 90% other than required maintenance and upgrade periods. Fiserv will make commercially reasonable efforts to minimize these downtime periods so that they are of as short as duration as possible, and at the least active times.

Unless otherwise agreed to in writing, Client is responsible for notifying Fiserv of updates to Client's Web Site on an as needed basis. Fiserv shall incorporate such change to the Fiserv System on a periodic basis as mutually agreed.

Client is responsibility to monitor and contact Fiserv should there be a problem with the home page. Fiserv will not be liable for any changes made by an unauthorized person.


Internet Web Hosting Services Fees:


-------------------------------- ---------------------------------------------- --------------------------------------
Description                                                                     Fees
-------------------------------- ---------------------------------------------- --------------------------------------
Implementation:                  One-Time Implementation Fee

-------------------------------- ---------------------------------------------- --------------------------------------
Recurring :                      Monthly Base Fee
                                 Includes 1 Hour of Changes Per Month*

-------------------------------- ---------------------------------------------- --------------------------------------
Optional Enhancements:           Per Hour, Billed in 15 Minute  Increments
Additional Maintenance/Requests
-------------------------------- ---------------------------------------------- --------------------------------------


Note:  * Unused Time Cannot Be Carried Forward.

Programming/Consulting Services:    per day

                                                                     Exhibit O-4

                              Bill Payment Services

1. Fiserv will provide Client access to the Bill Payment Services described in this Exhibit through CheckFree Corporation or any other applicable 3rd party supplier ("BP Supplier") in accordance with the terms and conditions set forth in this Exhibit O and for the Fees set forth in Exhibit O - 5.

2. Definitions. The following definitions apply to Bill Payment Services only:

    a. "Account" is defined as the demand deposit account(s) (DDA) or money market account that a User designates as the account(s) from which Bill Payment Services transactions are made.
    b. Hyperlink" is defined as a word, phrase or symbol found in an electronic document that references another electronic document and will automatically load the referenced document when the User clicks on the Hyperlink. The electronic document loaded when the Hyperlink is activated may be another document provided by the same source providing the Hyperlink, or may be from an unrelated source.
    c. "User" is defined as a Client customer who enrolls in the Bill Payment Service. d. "Web Subsite" is defined as the Web Subsite maintained by BP Supplier for Client.

3.       Bill Payment Services.

    a. Fiserv will provide Client with access to Bill Payment Services through the BP Supplier. The Bill Payment Service is a Client-specific published brandable URL link to the BP Supplier service that encompasses User enrollment, bill payment, and bill presentment.
    b. Client agrees that the Bill Payment Services, as defined and operated by BP Supplier, may change from time to time.
    c. Bill Payment Services will be made available as a customer web bill payment and presentment service, subject to the payment of the applicable fees indicated in Exhibit O - 5.
    d. Fiserv agrees to provide training to Client on use of the Bill Payment Services and the BP Supplier Web Self Care service.
    e. Client must use the BP Supplier Web Self Care for first tier customer care of Users and BP Supplier will provide second tier customer care to Client.
    f. Bill Payment Services will use the ACH system or drafts drawn on the User account for obtaining User funds for requested bill payments.
    g. Fiserv will provide project management assistance to coordinate the establishment of Bill Payment Services between Client and BP Supplier and ongoing assistance in handling the relationship between them.
    h. Fiserv will invoice the Client the applicable Fees, as indicated on Exhibit O - 5, on a monthly basis. Annually, Fiserv may change these Fees upon no less than 30 days notice.

4.       BP Supplier Obligations

    a. BP Supplier agrees to execute the delivery of all bill payment requests as instructed by User in accordance with the terms and conditions of this Exhibit.
    b. BP Supplier will be responsible for the Web Subsite development (including GUI, functionality, and the set of those Web sites accessible from the Web Subsite through Hyperlink(s)), appropriate system operations, data security, system redundancy, and maintenance of the operating system.
    c. BP Supplier will provide the equipment (excluding communications and related equipment and costs attendant thereto), software, and facilities necessary to provide and maintain services to the Web Subsite.

5.       Client Obligations

    a. Client will be responsible for registering and maintaining the registration of Client's Internet address, maintained by Client or its designee.
    b. Client will provide Content to BP Supplier in Hypertext Markup Language format, which is the language currently used by BP Supplier for construction of the Web Subsite, or will pay for such conversion of Content thereto at BP Supplier's then-current hourly rate or at an otherwise agreed to, project-specific price. Client is responsible for providing all Content in accordance with BP Supplier development guidelines for the Web Subsite.
    c. Client will maintain editorial control over and be solely responsible for maintaining its Web site and providing access through it to the Web Subsite and will be solely responsible for regulatory compliance of this Web site and its functions with all relevant federal, state and local laws, rules, and regulations.
    d. Client will obtain all necessary permissions and licenses (including trademark licenses), if any, required for Client and BP Supplier's use of Content, and those third party Web sites accessible from the Web Subsite through Hyperlink(s).
    e. Client will provide copyright attribution to BP Supplier as creator and designer of the Web Subsite and GUI by preserving BP Supplier's copyright legends wherever appropriate based on the unique and specific nature of the Web Subsite.

6.       Termination

    a. Client may terminate this Exhibit 0 - 4 upon 90 days written notice to Fiserv and upon payment of all applicable Fees due and payable.
    b. Fiserv reserves the right, without any liability to Client or Users, to terminate this Exhibit O - 4 at any time upon written notice to Client in the event the relationship between Fiserv and the WBP Supplier terminates, which termination would adversely affect
         Fiserv's ability to perform this Exhibit O - 4.

7.       Features

    a. Users can pay anyone, from anywhere in the U.S., 24 hours a day, 7 days a week. Users can also schedule payments up to 1 year in advance.
    b. Bill Payment Services permit Users to initiate and authorize payments from their Accounts to individual(s) or business(es) that Users select in advance to receive payment through the Bill Payment Service. Users will have the option of setting up such individual(s) or business(es) as one of 2 bill payment types: (1) recurring; or (2) variable.
    c. Recurring payments are payments of a fixed amount paid on a regular time interval, such as, but not limited to, monthly rent or mortgage payments; once a recurring payment is set up by the User, BP Supplier will automatically execute bill payments according to User instructions until the User cancels or changes those instructions. Variable payments are payments that vary in amount and/or date, such as, but not limited to, utility or credit card payments; once a variable payment is set up by the User, BP Supplier will execute the bill payment instructions according to User instructions for each individual payment.
    d. Users can select from a pre-defined list of billers with whom BP Supplier has an agreement to deliver electronic bills. Once the User has activated Bill Payment Services for a biller, the User will begin to receive future bills electronically within the Bill Payment Service.
    e. Two-way messaging allows Users to send and receive messages from BP Supplier customer service.
    f. Bill Payment Services provide a list of Users' payments sent by BP Supplier.
    g. Bill Payment Services allow Users to add multiple Accounts as activated bill payment accounts. When scheduling payments, the User may pay its bill from any activated bill payment Account.

                                                                     Exhibit O-5

                           Bill Payment Services Fees

     -------------------------------------------------------------------------------- ---------------------------------
     Item                                                                             Price

     -------------------------------------------------------------------------------- ---------------------------------
     One-time per Client Setup Fee

     Includes Client-branded URL with background color, name and logo of service or Client, training for 2 employees by Fiserv Atlanta Training and complete project management through Client rollout of the product.

     -------------------------------------------------------------------------------- ---------------------------------

     Per Subscriber Monthly Fee

     -------------------------------------------------------------------------------- ---------------------------------

     Additional Bill Payments Over 15 per month per User

     -------------------------------------------------------------------------------- ---------------------------------

     Stop and re-issue fee

     -------------------------------------------------------------------------------- ---------------------------------

     Overnight delivery fee

     -------------------------------------------------------------------------------- ---------------------------------

     ACH Debit NSF

     -------------------------------------------------------------------------------- ---------------------------------

     Monthly Recurring Fee

     -------------------------------------------------------------------------------- ---------------------------------




 Note:  Third Party Bill Payment Services Fees subject to change without notice.

                                                                     Exhibit O-6


                       Commercial Cash Management Services

Fiserv Responsibilities:

1. Fiserv will provide Client access to Commercial Cash Management Services via the Premier eCorp solution. Client's customers may access and conduct certain business transactions to their accounts, based on their access authority from this access solution.

2.   Fiserv will provide the following functions for the fees identified in
     Exhibit 0 - 7.

     ------------------------------------------------------------------------

                      Commercial Cash Management Functions

               Sign on Authorization
               Real-Time Account Inquiry
               Funds Transfers
               Wire Transfers - Domestic and Foreign
               Stop Paymentsl
               Transaction History View
               E-mail interface from customer to Client - optional
               Account Summary
               ACH Origination
               Reports

     ------------------------------------------------------------------------

3. Fiserv shall provide Commercial Cash Management Services that Fiserv controls in a 7 x 24 environment, subject to reasonable downtime for maintenance. Fiserv will attempt to limit its downtime to those hours of operation least impacted by customer usage.

4. Client acknowledges and understands that Commercial Cash Management Services may be subject to unavailability due to congestion or overload on public circuits supplied by third parties or due to downtime by such third parties.

5. Fiserv agrees to provide second level customer support to Client in the event Client is unable to resolve customer support issues related to the normal operation of Commercial Cash Management Services adequately during normal business hours. Fiserv's sole obligation is to provide timely response to Client for requests for support. In no event is Fiserv obligated to contact Client's customers to provide support for Commercial Cash Management Services.

6. Fiserv will provide 1 day of training, comprised of a general system overview, administration, and end user training in the use of Commercial Cash Management Services. Client acknowledges and agrees to reimburse Fiserv for reasonable travel, boarding, and meal expenses incurred for such training. Client further acknowledges that additional training, project management, and consulting may be obtained from Fiserv at the rates specified in Exhibit O - 7.

7. Implementation Services will include branding the Cash Management Internet page to be attached to Client's Internet home page. Fiserv will brand the page with Client's Trademarks and use reasonable efforts to match the look of the transaction page with the home page.

8. Check images are available but require both Director (in-house or service bureau) and check images being captured (either in-house on an appropriately configured system or via Fiserv ImageSoft product). Additional software may be required depending upon Client configuration.



Client Responsibilities:


1. Client will facilitate timely cooperation between any necessary third parties in order for Fiserv to provide Commercial Cash Management Services.

2. Client will provide Fiserv the applicable domain name for Commercial Cash Management Services, if applicable.

3. Client will establish a web site using Client's vendor of choice using a Client designated operable domain name.

4. Client will obtain from each customer with access to Commercial Cash Management Services (a) a written application; and/or (b) a written agreement sufficient to enable Client to comply with its obligations under this Exhibit, with such agreement specifying the Commercial Cash Management Services to be provided and customers' obligations in using same.

5. Client will review and approve all applications for use of Commercial Cash Management Services, using any validation procedures Client determines, in its sole discretion, are necessary to ensure the financial integrity of a participating customer.

6. Client is, and shall remain, solely and exclusively responsible for any and all financial risks, including, without limitation, insufficient funds, associated with each customer accessing Commercial Cash Management Services. Fiserv shall not be liable in any manner for such risk unless (a) the customer follows the procedures described in the written agreement referenced above; and (b) customer is assessed a penalty or late fee due to Fiserv's wrongful act or omission. In no event shall Fiserv's responsibilities for such penalties or late fees exceed $100.00.

7. Client will use, and will instruct its customers to use, Commercial Cash Management Services in accordance with such reasonable rules as may be established by Fiserv from time to time as set forth in any materials furnished by Fiserv to Client.

8. Client assumes exclusive responsibility for the consequences of any instructions it may give to Fiserv, for Client's or its customers failures to access Commercial Cash Management Services properly in a manner prescribed by Fiserv, and for Client's failure to supply accurate input information, including, without limitation, any information contained in an application.

9. Client will designate a bank settlement account to be used for the purposes of settling, in aggregate, the financial transactions requested via Internet Banking Services. Fiserv shall provide Client with details of the specific transactions, reported similarly as other transactions may be done, that were a result of access to Internet Banking Services. Client shall be responsible for auditing and balancing of any settlement accounts.

10. Client is expressly prohibited from extending any warranty or warranties on Fiserv's behalf to any person.

11. Client agrees to purchase any necessary equipment or software needed to provide Commercial Cash Management Services from Fiserv or a Fiserv-approved alternative, and shall be responsible for maintaining such equipment or software in an operating condition, including any mandatory maintenance service programs prescribed by Fiserv. Fiserv will provide minimum specifications for all such equipment or software.

12. PremierECorp requires browser desktop software (i.e. SCM2100 or Premier Navigator) to reside on each workstation that needs administrative capabilities. Client is responsible for the acquisition and installation of these 2 products.

13. Client agrees to provide first level customer support for Commercial Cash Management Services with its customers.

14.  Client acknowledges and understands disaster recovery is included.

15. Client acknowledges and understands its responsibility and liability as they relate to Client's access to the Internet. Fiserv assumes no liability or control over the Internet access of its on-site systems and remote employee or affiliate access.

                                                                     Exhibit O-7


                    Commercial Cash Management Services Fees


------------------------------------------- ------------------------------------
Implementation Fees:                        Cost:

Initial Set-up and Training
(Training offered at Fiserv)

------------------------------------------- ------------------------------------
Monthly Recurring Fees:

Monthly Base Fee:
Per Cash Management Customer Fee:
------------------------------------------- ------------------------------------
Additional Training:

Training at Client Location
Plus Travel and Related Expenses

------------------------------------------- ------------------------------------